PROSPECTUS SUPPLEMENT
(To prospectus dated November 18, 2002)

Before you purchase any of these securities, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-10 of this prospectus supplement and on page 11 of the prospectus.

A security is not a deposit and neither the securities nor the underlying receivables are insured or guaranteed by the FDIC or any other governmental authority.

These securities are issued by the trust. The securities are not obligations of Regions Acceptance LLC, Regions Bank or any of their affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

$800,000,000

Regions Auto Receivables Trust 2002-1

Issuer

Regions Acceptance LLC
Depositor
Regions Bank
Seller and Master Servicer

The underwriters are offering the following notes pursuant
to this prospectus supplement:

	Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	Notes	Notes	Notes	Notes	Notes	Notes

Principal Amount	$225,000,000	$185,000,000	$235,000,000	$113,000,000	$22,000,000	$20,000,000
Interest Rate	1.435%	1.94%	2.63%	3.26%	3.24%	4.81%
Final Scheduled Payment Date	December 15, 2003	May 16, 2005	January 16, 2007	May 15, 2009	May 15, 2009	May 15, 2009
Initial Public Offering Price(l)	100%	99.99485%	99.98536%	99.98291%	99.99072%	99.98457%
Underwriting Discount	.125%	.2%	.25%	.28%	.38%	.6%
Proceeds to the Seller(l)(2)	$224,718,750	$184,620,473	$234,378,096	$112,664,288	$21,914,358	$19,876,914

(1)	Plus accrued interest, if any, from December 3, 2002.

(2)	Before deducting other expenses estimated at $2,000,000.

•	In addition to the notes described in the table above, the trust will also issue a class of asset backed certificates which will be retained by the depositor.

•	The trust will pay interest and principal on the notes on the 15th day of each month, or if the 15th is not a business day, the next business day.

•	The securities are secured by the assets of the trust, which consist primarily of simple interest motor vehicle retail installment sale contracts and retail installment loans secured by new and used automobiles and light-duty trucks.

After the initial distribution of the notes, this prospectus supplement and the prospectus may be used by Morgan Keegan & Company, Inc., an affiliate of the seller, the depositor and the master servicer, in connection with market making transactions in the notes. Morgan Keegan & Company, Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale, not at the prices of the initial offering. Certain information in this prospectus supplement may be updated from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Joint Lead Manager and Global Bookrunner of the Class A Notes	Joint Lead Manager of the Class A Notes

Merrill Lynch & Co.	Morgan Keegan & Company, Inc.

Bear, Stearns & Co. Inc.

Joint Lead Manager and Global Bookrunner of the	Joint Lead Manager of the Class B Notes

Class B Notes and Class C Notes	and Class C Notes

Merrill Lynch & Co.	Morgan Keegan & Company, Inc.

The date of this prospectus supplement is November 21, 2002.

READING THESE DOCUMENTS
SUMMARY OF TERMS OF THE SECURITIES
RISK FACTORS
THE TRUST
Limited Purpose and Limited Assets
Capitalization of the Trust
The Owner Trustee
THE RECEIVABLES POOL
Criteria Applicable to Selection of Receivables
THE DEPOSITOR
REGIONS BANK
Regions Bank’s Delinquency, Loan Loss and Recovery Information
THE SUBSERVICER
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES
Computation of Note Factors
The Factors Described Above Will Decline as the Trust Makes Payments on the Notes
MATURITY AND PREPAYMENT CONSIDERATIONS
Weighted Average Life of the Notes
DESCRIPTION OF THE NOTES
Payments of Interest
Payments of Principal
The Indenture
The Indenture Trustee
Prepayment on Reserve Account Pay-Down Date
Optional Prepayment
DESCRIPTION OF THE CERTIFICATES
APPLICATION OF AVAILABLE FUNDS
Sources of Funds for Payments
Priority of Payments
DESCRIPTION OF THE SALE AND SERVICING AGREEMENT
Sale and Assignment of the Receivables
Subservicing Arrangements; World Omni
Accounts
Servicing Compensation and Expenses
Rights Upon Event of Servicing Termination
Waiver of Past Events of Servicing Termination
Deposits to the Collection Account
Reserve Account
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
CERTAIN STATE TAX CONSEQUENCES
EMPLOYEE BENEFIT PLAN CONSIDERATIONS
LEGAL INVESTMENT
UNDERWRITING
LEGAL OPINIONS
GLOSSARY OF TERMS
READING THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Copies of the Documents
SUMMARY
RISK FACTORS
THE TRUSTS
The Receivables
The Trustee
THE RECEIVABLES POOLS
REGIONS BANK’S ORIGINATION AND SERVICING PROCEDURES
Origination
Underwriting
Servicing Responsibility
Collection Procedures
Extensions
Insurance
MATURITY AND PREPAYMENT CONSIDERATIONS
USE OF PROCEEDS
DESCRIPTION OF THE DEPOSITOR
DESCRIPTION OF REGIONS BANK
PRINCIPAL DOCUMENTS
PAYMENTS ON THE SECURITIES
CERTAIN INFORMATION REGARDING THE SECURITIES
Fixed Rate Securities
Floating Rate Securities
Book-Entry Registration
Definitive Securities
Reports to Securityholders
THE INDENTURE
The Indenture Trustee
DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS
Sale and Assignment of Receivables
Accounts
Servicing Procedures
Collections
Advances
Servicing Compensation and Expenses
Distributions
Credit and Payment Enhancement
Net Deposits
Statements to Trustees and Trusts
Evidence as to Compliance
Certain Matters Regarding the Master Servicer
Events of Servicing Termination
Rights Upon Event of Servicing Termination
Waiver of Past Events of Servicing Termination
Amendment
Limitations on Commencement of Voluntary Bankruptcy Proceeding by Trustee
Payment of Notes
Termination
List of Certificateholders
Administration Agreement
SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES
General
Security Interest in the Receivables
Security Interests in the Financed Vehicles
Enforcement of Security Interests in Vehicles
Certain Matters Relating to Conservatorship and Receivership
Certain Bankruptcy Considerations Regarding the Depositor
Consumer Protection Laws
Other Matters
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Trusts Characterized as a Partnership
Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller
Trusts Treated as Grantor Trusts
FASIT Provisions
STATE TAX MATTERS
EMPLOYEE BENEFIT PLAN CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
GLOSSARY OF TERMS FOR THE PROSPECTUS

READING THESE DOCUMENTS	S-3

SUMMARY OF TERMS OF THE SECURITIES	S-4

RISK FACTORS	S-10

THE TRUST	S-14

Limited Purpose and Limited Assets	S-14

Capitalization of the Trust	S-15

The Owner Trustee	S-15

THE RECEIVABLES POOL	S-15

Criteria Applicable to Selection of Receivables	S-15

THE DEPOSITOR	S-19

REGIONS BANK	S-19

Regions Bank’s Delinquency, Loan
Loss and Recovery Information	S-20

THE SUBSERVICER	S-22

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES	S-22

Computation of Note Factors	S-22

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes	S-22

MATURITY AND PREPAYMENT CONSIDERATIONS	S-22

Weighted Average Life of the Notes	S-24

DESCRIPTION OF THE NOTES	S-29

Payments of Interest	S-29

Payments of Principal	S-30

The Indenture	S-32

The Indenture Trustee	S-34

Prepayment on Reserve Account Pay-Down Date	S-34

Optional Prepayment	S-34

DESCRIPTION OF THE CERTIFICATES	S-35

APPLICATION OF AVAILABLE FUNDS	S-35

Sources of Funds for Payments	S-35

Priority of Payments	S-35

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT	S-37

Sale and Assignment of the Receivables	S-37

Subservicing Arrangements; World Omni	S-37

Accounts	S-38

Servicing Compensation and Expenses	S-38

Rights Upon Event of Servicing Termination	S-38

Waiver of Past Events of Servicing Termination	S-38

Deposits to the Collection Account	S-39

Reserve Account	S-40

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-41

CERTAIN STATE TAX CONSEQUENCES	S-41

EMPLOYEE BENEFIT PLAN CONSIDERATIONS	S-42

LEGAL INVESTMENT	S-42

UNDERWRITING	S-43

LEGAL OPINIONS	S-45

GLOSSARY OF TERMS	S-46

READING THESE DOCUMENTS

      We provide information on the securities in two documents that offer varying levels of detail:

1.	Prospectus — provides general information, some of which may not apply to the securities.

2.	Prospectus Supplement — provides a summary of the specific terms of the securities.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S”. If the terms of the offered securities described in this prospectus supplement vary from the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-2 in this document and on page 2 in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-46 of this prospectus supplement and the Glossary of Terms on page 111 in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

      You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms “we,” “us” and “our” refer to Regions Acceptance LLC.

SUMMARY OF TERMS OF THE SECURITIES

      The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer

Regions Auto Receivables Trust 2002-1, a Delaware common law trust acting by and through the owner trustee, will use the proceeds from the issuance and sale of the securities primarily to purchase from the depositor a pool of retail installment sale contracts and retail installment loans secured by new and used automobiles and light-duty trucks, which constitute the receivables. The receivables were originated by or through licensed dealers. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Depositor

Regions Acceptance LLC.

Notes

The following notes are being offered pursuant to this prospectus supplement:

	Aggregate
	Principal	Interest
Class	Amount	Rate

A-1	$225,000,000	1.435%
A-2	$185,000,000	1.94%
A-3	$235,000,000	2.63%
A-4	$113,000,000	3.26%
B	$22,000,000	3.24%
C	$20,000,000	4.81%

The notes will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

In addition to the notes described above, the trust is also issuing asset backed certificates, which are not offered pursuant to this prospectus supplement. The certificates will be entitled only to certain amounts remaining after payments on the notes and payments of trust expenses and other required amounts. We will initially retain the certificates.

Closing Date

The trust expects to issue the securities on December 3, 2002.

Cut-off Date

The beginning of business on November 15, 2002.

Seller

Regions Bank.

Master Servicer

Regions Bank.

Subservicer

World Omni Financial Corp.

Owner Trustee

Wachovia Bank of Delaware, National Association.

Indenture Trustee

The Bank of New York.

Administrator

Regions Bank.

Payment Dates

On the 15th day of each month (or if the 15th day is not a Business Day, the next Business Day), the trust will pay interest and principal on the notes and make any required distributions on the certificates.

First Payment Date

The first payment date will be January 15, 2003.

Record Dates

On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record dates for the notes will be the day immediately preceding the payment date. If definitive securities are issued for the notes, the record date will be the last day of the month immediately preceding the payment date.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes

“30/360”, accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest on each payment date for each class of notes will be the product of:

1. the outstanding principal balance of that class;

2. the interest rate for that class; and

3. (i)	in the case of the Class A-1 Notes:

                the actual number of days in the accrual period divided by 360; and

(ii)	in the case of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes:

30 (or in the case of the first payment date, 42) divided by 360.

For a more detailed description of the payment of interest on the notes, refer to the sections of this prospectus supplement entitled “Description of the Notes — Payments of Interest.”

Priority of Payments

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority:

(1)	Servicing Fee — the servicing fee payable to the master servicer;

(2)	Class A Note Interest — interest due on all the Class A Notes ratably to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

(3)	First Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes over (y) the principal balance of the receivables;

(4)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(5)	Second Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the sum of the principal balances of the Class A Notes and the Class B Notes over (y) the principal balance of the receivables. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (3) above;

(6)	Class C Note Interest — interest due on the Class C Notes to the holders of the Class C Notes;

(7)	Regular Note Principal Allocation — to the principal distribution account, an amount, in general, equal to the excess of (x) the sum of the principal balances of the notes over (y) the principal balance of the receivables. This amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (3) and (5) above;

(8)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to reinstate the reserve account to its required balance;

(9)	Additional Fees and Expenses — any accrued and unpaid fees and expenses to the extent not otherwise paid, ratably; and

(10)	Certificate Allocation — any amounts remaining after the above payments will be distributed to the holders of the certificates.

For a more detailed description of the priority of payments and the allocation of funds on each payment date, you should refer to “Application of Available Funds” in this prospectus supplement.

Principal Payments

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date from the principal distribution account will generally be allocated among the notes, concurrently, in approximately the following proportions: 92.70% to the Class A Notes, 3.82% to the Class B Notes and 3.48% to the Class C Notes.

The amount of principal payments allocated to the Class A Notes on each payment date will generally be applied in the following order of priority:

(i)	to the Class A-1 Notes until they are paid in full;

(ii)	to the Class A-2 Notes until they are paid in full;

(iii)	to the Class A-3 Notes until they are paid in full; and

(iv)	to the Class A-4 Notes, until they are paid in full.

However, the following exceptions to these general rules will apply:

•	Until the Class A-1 Notes have been paid in full, all amounts available in the principal distribution account will be applied to the Class A-1 Notes, and no such amounts will be paid to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes.

•	If the payment date is a final scheduled payment date for one or more classes of notes, all principal payments will be made first to the most senior outstanding class of notes with that final scheduled payment date until that class is paid in full.

•	Any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class C Notes (up to the full amount allocable to the Class C Notes) before the principal payment on the Class A Notes or the Class B Notes is reduced. Any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class B Notes (up to the full amount allocable to the Class B Notes) before the principal payment on the Class A Notes is reduced.

•	If, on any payment date, the annualized three month average net loss ratio exceeds its specified trigger level, then on each such payment date until the average net loss ratio is reduced below that trigger level, the trust will allocate the principal payments among the notes sequentially starting with the most senior class of notes then outstanding (and, with respect to the Class A Notes, the earliest maturing subclass, beginning with the Class A-1 Notes) until that class is paid in full.

•	If the notes are accelerated after an event of default (but prior to any liquidation of the receivables),

•	except with respect to a covenant default, principal payments will be allocated first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full. Principal payments will then be allocated to the holders of the Class B Notes until the outstanding principal amount of the Class B Notes has been paid in full. Principal payments will then be allocated to the holders of the Class C Notes until the outstanding principal amount of the Class C Notes has been paid in full; and

•	with respect to a covenant default, principal payments will be allocated as set forth in “Application of Available Funds — Priority of Payments,” however, principal payments will be allocated ratably among the holders of the Class A Notes, rather than sequentially.

•	If the receivables are liquidated following an acceleration of the notes as a result of an event of default, principal payments will be allocated first to the holders of the Class A-1 Notes until the outstanding principal amount is reduced to zero and then to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably according to the amounts due and payable on such notes until the outstanding principal bal-

ance of such notes has been paid in full. Principal payments will then be allocated to holders of the Class B Notes until the outstanding principal amount of the Class B Notes has been paid in full and principal payments will then be allocated to the Class C Notes until the outstanding principal balance of the Class C Notes has been paid in full.

•	See “Description of the Notes — Payments of Interest,” “— Payments of Principal,” “— the Indenture” and “Application of Available Funds” for additional detail on some of the calculations described above and the special priority rules that would apply in a default situation.

Credit Enhancement

The credit enhancement for the notes will be as follows:

Subordination of Principal and Interest

The Class B Notes, the Class C Notes and the certificates will be subordinated to the Class A Notes as follows:

•	no interest or principal will be paid on the Class B Notes or the Class C Notes on any payment date until all interest and certain principal due on the Class A Notes through that payment date has been paid in full;

•	no interest or principal will be paid on the Class C Notes on any payment date until all interest and certain principal due on the Class B Notes through that payment date has been paid in full; and

•	the certificates will not be entitled to any distributions on any payment date other than the amount of available funds, if any, remaining after all payments on the notes, all trust expenses and all other required amounts for that payment date have been paid.

The subordination of the Class B Notes, the Class C Notes and the certificates to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes. The subordination of the certificates and the Class C Notes to the Class B Notes as described herein will provide additional credit enhancement to the Class B Notes and the subordination of the certificates to the Class C Notes as described herein will provide additional credit enhancement to the Class C Notes.

Reserve Account

On the closing date, the trust will deposit an amount equal to $4,000,000 (0.50% of the aggregate principal balance of the receivables as of the cut-off date) to the reserve account.

On each payment date, if collections on the receivables are insufficient to pay the first seven items listed in “— Priority of Payments” above, the indenture trustee will withdraw funds from the reserve account to pay such amounts. In addition, on the payment date immediately following the first payment date on which the amount on deposit in the reserve account is equal to or greater than the aggregate outstanding principal amount of the notes — after giving effect to all payments on that payment date — the indenture trustee will withdraw from the reserve account the amount necessary to reduce the aggregate outstanding principal amount of the notes to zero. On each payment date, the trust will transfer funds on deposit in the reserve account in excess of the required balance in the reserve account to the certificateholders.

Generally, the balance required to be on deposit in the reserve account on each payment date will be an amount equal to the greater of (a) 2.00% of the aggregate principal balance of the receivables as of the last day of the related collection period and (b) 1.00% of the aggregate principal balance of the receivables as of the cut-off date. However, the reserve account balance on each payment date will not be greater than the aggregate principal balance of the notes on that payment date after giving effect to all payments on that payment date.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the reserve account to its required balance, any collections on the receivables remaining after the first seven items listed in “— Priority of Payments” above are satisfied.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Sale and Servicing Agreement — Reserve Account” in this prospectus supplement.

Final Scheduled Payment Dates

The trust is required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

Optional Prepayment

The master servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the cut-off date at a price equal to the lesser of the fair market value of the receivables and the outstanding principal balance of the receivables plus interest accrued thereon, provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes. The trust will apply such payment to the payment of the notes in full. The master servicer may not exercise its option to repurchase the receivables if the purchase price is less than the full amount of principal and interest payable on the notes, as well as the fees payable to the indenture trustee and the owner trustee.

Prepayment on Reserve Account Pay-Down Date

On the payment date immediately following the first payment date on which the amount on deposit in the reserve account is equal to or greater than the aggregate outstanding principal amount of the notes after giving effect to all payments on that payment date — the notes will be paid in full.

The Receivables

On the closing date, we will sell to the trust receivables with an aggregate outstanding principal balance of $800,000,001.09, measured as of the cut-off date.

Composition of the Receivables

The composition of the receivables as of the cut-off date is as follows:

• Number of Receivables	58,015
• Aggregate Principal Balance	$800,000,001.09
• Average Principal Balance	$13,789.54
(Range)	$504.38 to $49,544.33
• Average Original Amount Financed	$18,032.04
(Range)	$1,513.80 to $58,589.66
• Weighted Average Contract Rate	7.871%
(Range)	4.550% to 19.000%
• Weighted Average Original Term	63 months
(Range)	12 months to 72 months
• Weighted Average Remaining Term	51 months
(Range)	6 months to 72 months
• Percentage of Aggregate Principal Balance of Receivables for New/Used Vehicles	46.48%/53.52%

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables on or after the cut-off date;

•	security interests in the vehicles financed by the receivables;

•	bank accounts established for the trust, including investment earnings on amounts on deposit from time to time in those accounts; and

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

Master Servicer of the Receivables

The trust will pay the master servicer a servicing fee on each payment date for the previous month equal to  1/12 of 1.00% of the principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the master servicer any late fees, reimbursement for certain out-of-pocket expenses and other administrative fees or similar charges allowed by applicable law, collected during each month. The master servicer will be responsible for the payment of the fees and expenses of the subservicer.

Ratings

It is a condition to the issuance of the notes that:

•	the Class A-1 Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

•	the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes each be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

•	the Class B Notes be rated in at least the “A” category, or its equivalent, by at least two nationally recognized rating agencies; and

•	the Class C Notes be rated in at least the “BBB” category, or its equivalent, by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of the notes.

Tax Status

Opinion of Counsel

Sidley Austin Brown & Wood LLP will deliver its opinion that for federal income tax purposes:

•	the notes will be characterized as debt; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

If you are considering purchasing the notes, you should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus and “Certain State Tax Consequences” in this prospectus supplement for more details.

Employee Benefit Plan Considerations

The notes are generally eligible for purchase by employee benefit and other plans subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Code, subject to the considerations discussed under “Employee Benefit Plan Considerations” in this prospectus supplement and in “Employee Benefit Plan Considerations” in the prospectus.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Investor Information — Mailing Address and Telephone Number

The mailing address of the principal executive offices of Regions Acceptance LLC is 417 20th Street North, Birmingham, Alabama 35203. Its telephone number is (205) 944-1300.

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase any of the notes.

Payment priorities and subordination features increase risk of loss or delay in payment to certain notes.

      Based on the priorities described herein under “Applications of Available Funds,” classes of notes that receive payments, particularly principal payments, prior to other classes may be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date. In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes, may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under “Application of Available Funds — Priority of Payments May Change Upon Certain Event of Default Under the Indenture” and “Description of Notes — The Indenture — Priority of Payments May Change Upon Certain Events of Default,” the subordination of certain classes of notes may increase after an event of default occurs, resulting in an even more pronounced effect on payments.

      As a result, the yields of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be sensitive, and the yields of the Class B Notes and Class C Notes will be very sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture and may have limited rights upon nonpayment of interest.

      If an event of default occurs under the indenture, only the holders of the most senior class of notes outstanding (for example, the Class A Notes, or after the Class A Notes have been paid in full but the Class B Notes are still outstanding, the Class B Notes) may waive such event of default, accelerate the maturity dates of the notes or direct or (except in certain circumstances relative to the sale of the receivables following the acceleration of the notes) consent to any action under the indenture. In general, the holders of the outstanding subordinated class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been paid in full.

      The indenture also provides that failure to pay interest when due on the outstanding subordinated class or classes of notes (for example, for so long as any of the Class A Notes are outstanding, the Class B and Class C Notes, or after the Class A Notes have been paid in full but the Class B Notes are still outstanding, the Class C Notes) will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated notes will not have any right to declare an event of default, cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Priorities of payments change following an event of default under indenture.

      Payment defaults, the insolvency or dissolution of the trust and other events of default that result in the acceleration of the notes pursuant to the indenture, may result in changes in the priority of payments under the notes. Upon the occurrence of an event of default specified in the indenture relating to the payment of principal, payment of interest on the controlling class of notes (if it lasts for 5 days or more) or upon the insolvency or dissolution of the trust, in each case resulting in the acceleration of the notes (but prior to any liquidation of the receivables), the trust will not (i) make payments of principal or interest on the Class B or Class C Notes until the Class A Notes have been paid in full or (ii) make payments of principal or interest on the Class C Notes until the Class A Notes and the Class B Notes have been paid in full. After any other event of default specified in the indenture occurs that results in the acceleration of the notes (but prior to any liquidation of the receivables), the trust will continue to make payments in the priority set forth in “Application of Available Funds — Priority of Payments,” however, principal payments to holders of the Class A Notes will be allocated ratably rather than sequentially.

      In the event the notes are accelerated and the receivables are liquidated, payments on the notes will be allocated in the priorities described under “Description of the Notes — The Indenture — Priority of Payments May Change Upon Certain Events of Default,” in this prospectus supplement. These changes in the priorities of payment may cause payments on the notes of each class to be made at a different rate — either earlier or later — than expected. Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Your Yield to Maturity May Be Reduced by Prepayments

      The pre-tax yield to maturity is uncertain and will depend on a number of factors, including the following:

•	The rate of return of principal is uncertain. The amount of payments of principal on the notes and the time when you receive those payments depends on the amount and the times at which obligors make principal payments on the receivables. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, the seller or the master servicer may be obligated to repurchase receivables from the trust if a representation, warrant or covenant is breached. A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal balance of the notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the notes.

•	You may be unable to reinvest distributions in comparable investments. You alone will bear any reinvestment risks resulting from a faster or slower incidence of repayment of the notes. Such reinvestment risks include the risk that interest rates may be lower at the time you received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

•	An early termination will shorten the life of your investment, which may reduce your yield to maturity. If the receivables are sold upon exercise of the master servicer’s optional termination, you will receive the principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

Prepayments and Losses on Your Notes May Result From an Event of Default under the Indenture

      An event of default under the indenture may result in

•	losses on your notes if the receivables are sold and the sale proceeds, together with any other assets of the trust, are insufficient to pay the amounts owed on the notes; and

•	your notes being repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

      See “Description of the Notes — The Indenture” in this prospectus supplement and “The Indenture” in the prospectus.

Geographic Concentration May Result in More Risk to You

      The master servicer’s records indicate that the billing addresses of the obligors of the receivables as of the cut-off date, were in the following states:

Percentage of
Aggregate
Principal
Balance

Alabama	43.99%

Arkansas	23.19%

Mississippi	6.79%

Texas	5.76%

Georgia	5.17%

      No other state, by those billing addresses, constituted more than 5% of the aggregate principal balance of the receivables as of the cut-off date. Economic conditions, natural catastrophes or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

Use of World Omni Financial Corp. as Subservicer; Potential Absence of Life of Loan Subservicing

      As permitted under the sale and servicing agreement, Regions Bank as master servicer will delegate the majority of its servicing duties to World Omni Financial Corp. as subservicer pursuant to a subservicing agreement. Pursuant to the subservicing agreement, World Omni has agreed to service all of the receivables in accordance with the master servicer’s collection procedures as provided in the subservicing agreement, however,

•	either the master servicer or World Omni may terminate the subservicing agreement, at any time after May 2004, without cause, on 180 days prior written notice;

•	the master servicer or World Omni may terminate the subservicing agreement at any time, for cause, if certain events of default under the subservicing agreement occur; and

•	if a successor master servicer is appointed after an event of servicing termination under the sale and servicing agreement, such successor master servicer will have the right to terminate the subservicing agreement.

      If the subservicing agreement were to terminate before the notes are paid in full, the master servicer or a successor master servicer would be required to commence servicing the receivables or to engage a new subservicer to service the receivables. If the master servicer or a successor master servicer were required to service the receivables itself or engage a new subservicer, the transfer of servicing functions from the subservicer to the master servicer, a successor master servicer or a successor subservicer could encounter operational and logistical difficulties that could impair the servicing of the receivables during the servicing transition period and may result in increased delinquencies and losses on the receivables. Industry experience indicates that increases in delinquencies and defaults on contracts are likely to result immediately following servicing transfers, which may affect the yield on the notes or result in losses.

You May Experience a Greater Risk of Loss on Your Notes as the Result of Armed Conflict

      The long term economic impact of the events of September 11, 2001, and the United States’ continuing military response, remains uncertain, but could have a material effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables. You should consider the possible effects of the terrorist attacks and related military action on the delinquency, default and prepayment experience of the receivables. In particular, under the Soldiers’ and Sailors’ Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, may be entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions. Because the Relief Act covers obligors who enter military service (including reservists who are called to active duty) after origination of the receivable, no information can be provided as to the number of receivables that may be affected. Any resulting shortfalls in interest or principal payments on the receivables will reduce the amount available to make payments on the notes.

THE TRUST

Limited Purpose and Limited Assets

      Regions Auto Receivables Trust 2002-1 is a common law trust formed under the laws of the State of Delaware by a trust agreement, as amended and restated as of November 15, 2002, between the depositor and Wachovia Bank of Delaware, National Association, as the owner trustee, and at all times will act through the owner trustee. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

      The trust will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the trust (1) to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of November 15, 2002 among the trust, the depositor, the master servicer, the administrator and the indenture trustee, and (2) to fund the initial deposits to the Reserve Account.

      The trust property will also include:

•	all monies received on the receivables on or after the Cut-off Date;

•	security interests in the financed vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

•	the depositor’s rights to certain documents and instruments relating to the receivables;

•	such amounts as from time to time may be held in the accounts maintained for the trust (including investment earnings);

•	certain payments and proceeds with respect to the receivables held by the master servicer; and

•	any proceeds of the above items.

      If the protection provided to the noteholders of, in the case of each class of notes senior to another class, the subordination of any junior class, the subordination of the certificates to the notes and by the Reserve Account is insufficient, the trust will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the master servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the trust can distribute to the noteholders and the holders of the certificates. See “Application of Available Funds — Priority of Payments” and “Description of the Sale and Servicing Agreement — Reserve Account” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the prospectus.

Capitalization of the Trust

      The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on such date:

Class A-1 Notes	$225,000,000

Class A-2 Notes	185,000,000

Class A-3 Notes	235,000,000

Class A-4 Notes	113,000,000

Class B Notes	22,000,000

Class C Notes	20,000,000

Total	$800,000,000

The Owner Trustee

      Wachovia Bank of Delaware, National Association will be the owner trustee under the trust agreement. Wachovia Bank of Delaware, National Association is a national banking association and its principal offices are located at One Rodney Square, 920 King Street, Wilmington, Delaware 19801, telephone (302) 888-7539. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

THE RECEIVABLES POOL

      The trust will own a pool of receivables consisting of simple interest retail installment sale contracts and retail installment loans, secured by security interests in the new and used automobiles and light-duty trucks financed by those contracts. The pool will consist of the receivables that the seller sells to the depositor and the depositor sells to the trust on the closing date. The receivables will include payments on the receivables that are made on or after the Cut-off Date.

Criteria Applicable to Selection of Receivables

      The receivables were selected from the seller’s portfolio of indirect receivables for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables Pools.” These criteria include the requirement that each receivable:

•	was originated on or after January 1, 1998;

•	had a remaining term to maturity, as of the Cut-off Date, of not less than 6 months and not more than 72 months;

•	had an original term to maturity of not less than 12 months and not more than 72 months;

•	is a fully-amortizing fixed rate simple interest receivable that provides for level scheduled monthly payments over its remaining term and has an annual Contract Rate of at least 4.50% per annum and not more than 19.00% per annum;

•	is not a loan included in a “fleet” sale (i.e. to any single obligor of more than seven financed vehicles);

•	has been extended no more than twice as of the Cut-off Date;

•	is secured by a financed vehicle that, as of the Cut-off Date, has not been repossessed;

•	was originated in the United States of America through a dealer located in the United States of America;

•	has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

•	has no payment more than 30 days past due as of the Cut-off Date; and

•	has a remaining principal balance, as of the Cut-off Date, of at least $500.00 and not more than $50,000.00.

      Regions Bank considers an account past due if more than $40.00 of the payment due on a due date is not received on that due date. No receivable has a scheduled maturity later than November 2008.

      No selection procedures believed by the seller and the depositor to be adverse to the noteholders were utilized in selecting the receivables.

      Set forth below is data concerning the receivables as of the Cut-off Date. The percentages of aggregate principal balance in the tables set forth below may not add to 100% due to rounding.

      The composition of the receivables as of the Cut-off Date is as follows:

•	Number of Receivables	58,015
•	Aggregate Principal Balance	$800,000,001.09
•	Average Principal Balance	$13,789.54
	(Range)	$504.38 to $49,544.33
•	Average Original Amount Financed	$18,032.04
	(Range)	$1,513.80 to $58,589.66
•	Weighted Average Contract Rate	7.871%
	(Range)	4.550% to 19.000%
•	Weighted Average Original Term	63 months
	(Range)	12 months to 72 months
•	Weighted Average Remaining Term	51 months
	(Range)	6 months to 72 months
•	Percentage of Aggregate Principal Balance of Receivables for New/Used Vehicles	46.48%/53.52%

Geographic Distribution of the Receivables as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
State or Territory(1)	Receivables	Principal Balance	Balance

Alabama	26,083	$351,937,525.41	43.99%
Arkansas	12,827	185,505,196.92	23.19
Mississippi	3,488	54,292,814.41	6.79
Texas	2,951	46,115,780.26	5.76
Georgia	3,040	41,368,061.17	5.17
Louisiana	3,482	38,659,118.47	4.83
Florida	2,280	30,710,319.45	3.84
Tennessee	2,229	28,663,172.13	3.58
South Carolina	427	5,471,214.18	0.68
Oklahoma	250	3,817,593.01	0.48
North Carolina	216	3,778,264.61	0.47
Missouri	169	2,549,628.66	0.32
Others(2)	573	7,131,312.41	0.89

TOTAL	58,015	$800,000,001.09	100.00%

(1)	Based on the billing addresses of the obligors as of the Cut-off Date.
(2)	Includes 35 other states, Puerto Rico and the District of Columbia, none of which have a concentration of receivables greater than or equal to 0.10% of the aggregate principal balance of the receivables as of the Cut-off Date.

Distribution by Contract Rate of the Receivables as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
Contract Rate	Receivables	Principal Balance	Balance

4.501%- 5.000%	141	$3,092,275.78	0.39%
5.001%- 5.500%	1,073	20,192,038.68	2.52
5.501%- 6.000%	3,670	70,958,422.27	8.87
6.001%- 6.500%	8,838	157,641,424.17	19.71
6.501%- 7.000%	5,105	83,528,303.59	10.44
7.001%- 7.500%	4,442	66,800,216.87	8.35
7.501%- 8.000%	5,942	82,964,687.36	10.37
8.001%- 8.500%	5,096	63,279,371.72	7.91
8.501%- 9.000%	5,391	64,410,651.26	8.05
9.001%- 9.500%	3,874	43,046,164.69	5.38
9.501%-10.000%	4,738	51,900,780.13	6.49
10.001%-10.500%	2,327	24,325,140.92	3.04
10.501%-11.000%	2,706	28,068,425.11	3.51
11.001%-11.500%	1,124	10,756,106.49	1.34
11.501%-12.000%	1,168	10,681,294.28	1.34
12.001%-12.500%	699	6,081,524.37	0.76
12.501%-13.000%	664	5,581,243.40	0.70
13.001%-13.500%	363	2,710,494.15	0.34
13.501%-14.000%	246	1,585,815.13	0.20
14.001%-14.500%	150	901,362.95	0.11
14.501%-15.000%	112	670,108.29	0.08
15.001%-15.500%	60	385,009.96	0.05
15.501%-16.000%	38	189,948.00	0.02
16.001%-16.500%	19	113,570.22	0.01
16.501%-17.000%	16	62,628.97	0.01
17.001%-17.500%	5	32,121.34	*
17.501%-18.000%	3	10,413.72	*
18.001%-18.500%	4	24,795.47	*
18.501%-19.000%	1	5,661.80	*

TOTAL	58,015	$800,000,001.09	100.00%

*	Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the receivables as of the Cut-off Date.

Distribution by Principal Balance of the Receivables as of the Cut-off Date

			Percentage of
			Aggregate
	Number	Aggregate	Principal
Principal Balance ($)	of Receivables	Principal Balance	Balance

0.01- 2,500.00	1,199	$2,225,795.57	0.28%
2,500.01- 5,000.00	4,601	18,036,194.02	2.25
5,000.01- 7,500.00	7,157	44,935,589.42	5.62
7,500.01-10,000.00	7,940	69,651,359.94	8.71
10,000.01-12,500.00	7,735	86,907,597.15	10.86
12,500.01-15,000.00	6,908	94,852,698.64	11.86
15,000.01-17,500.00	5,942	96,305,363.55	12.04
17,500.01-20,000.00	4,906	91,710,664.59	11.46
20,000.01-22,500.00	3,824	81,023,157.33	10.13
22,500.01-25,000.00	2,826	66,898,625.23	8.36
25,000.01-27,500.00	1,910	49,951,691.87	6.24
27,500.01-30,000.00	1,231	35,256,948.24	4.41
30,000.01-32,500.00	819	25,503,556.84	3.19
32,500.01-35,000.00	472	15,865,043.14	1.98
35,000.01-37,500.00	272	9,826,243.08	1.23
37,500.01-40,000.00	151	5,827,539.34	0.73
40,000.01-42,500.00	67	2,757,805.56	0.34
42,500.01-45,000.00	31	1,346,932.63	0.17
45,000.01-47,500.00	19	874,376,36	0.11
47,500.01-50,000.00	5	242,818.59	0.03

TOTAL	58,015	$800,000,001.09	100.00%

Distribution by Remaining Term to Maturity of the Receivables as of the Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
Remaining Term to Maturity (in months)	Receivables	Principal Balance	Balance

1 - 6	212	$397,921.01	0.05%
7 - 12	1,727	5,244,747.39	0.66
13 - 18	3,100	15,315,500.85	1.91
19 - 24	4,843	32,121,634.61	4.02
25 - 30	4,597	38,117,050.77	4.76
31 - 36	4,932	48,987,794.22	6.12
37 - 42	5,789	68,427,917.06	8.55
43 - 48	6,726	91,313,800.92	11.41
49 - 54	7,031	112,047,940.97	14.01
55 - 60	9,863	176,215,588.54	22.03
61 - 66	4,479	97,873,633.46	12.23
67 - 72	4,716	113,936,471.29	14.24

TOTAL	58,015	$800,000,001.09	100.00%

THE DEPOSITOR

      The depositor is a limited liability company and was organized in the State of Delaware on October 3, 2002. The depositor maintains its principal office at 417 20th Street North, Birmingham, Alabama 35203. Its telephone number is (205) 944-1300.

      The depositor is a wholly-owned, special purpose, bankruptcy remote subsidiary of Regions Bank. The depositor was organized solely for the limited purpose of purchasing and selling consumer loan receivables and associated rights, acting as depositor for one or more trusts, causing the issuance of asset backed securities by those trusts and engaging in related transactions. The depositor’s organizational documents limit the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor’s organizational documents require that the depositor have at least two directors that are not a director, officer or employee of Regions Bank or any of its affiliates and who satisfy certain other criteria set forth in the organizational documents for being an “independent director.”

      The only obligations of the depositor with respect to the notes are pursuant to certain limited representations and warranties and limited undertakings to repurchase receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

      None of the depositor, the seller and master servicer or any of their respective affiliates will insure or guarantee the receivables or the notes.

REGIONS BANK

      As reported on its September 30, 2002 call report, Regions Bank had total deposits of approximately $32.6 billion, total assets of approximately $44.1 billion and total equity of approximately $3.6 billion. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

      Regions Bank will sell the receivables to the depositor pursuant to the receivables purchase agreement and the depositor will sell the receivables to the trust pursuant to the sale and servicing agreement. Regions Bank will then service the receivables pursuant to the sale and servicing agreement. Currently, Regions Bank does not intend directly to service the receivables transferred to the trust. Regions Bank presently delegates the majority of its servicing responsibilities with respect to its portfolio of indirect automobile and light-duty truck receivables to World Omni and will delegate the majority of its servicing responsibilities with respect to the receivables to World Omni. Subject to oversight by Regions Bank, World Omni will service the receivables pursuant to a subservicing agreement that is subject to certain termination provisions. See “Description of the Sale and Servicing Agreement — Subservicing Arrangements; World Omni.” Notwithstanding the delegation by Regions Bank of its servicing duties to World Omni, Regions Bank, as the master servicer, will remain primarily liable to the trust under the sale and servicing agreement for the performance of those duties. Information regarding Regions Bank may be found in “Description of Regions Bank” in the prospectus. Information regarding Regions Bank’s servicing procedures may be found in “Regions Bank’s Origination and Servicing Procedures” in the prospectus. Information regarding World Omni may be found in “The Subservicer” in this prospectus supplement.

      An action was commenced in September 2002 against Regions Bank and a dealer asserting a violation of the Federal Truth in Lending Act and related claims, purportedly on behalf of a class. The essence of the complaint is that the truth in lending disclosure to the buyer failed to reveal that a portion of the credit insurance premium paid by the buyer was retained by the dealer. The plaintiff’s transaction appears to have been documented on a installment sale form that was generally in use prior to 1994. Regions Bank intends to oppose this case and will contest its suitability for class action treatment. The retail installment forms provided by Regions Bank to dealers since 1994 include detailed disclosure of the credit insurance option and the disposition of credit insurance fees and premiums.

Regions Bank’s Delinquency, Loan Loss and Recovery Information

      The following tables set forth the historical delinquency experience and net credit loss experience of Regions Bank for each of the periods shown for Regions Bank’s indirect portfolio of automobile and light-duty truck receivables. There is no assurance that the behavior of the receivables in the future will be comparable to Regions Bank’s experience set forth below:

Delinquency Experience

(Dollar Amount in Thousands)

	At September 30,

	2002		2001

	Number		Number
	of		of
	Loans	Dollars	Loans	Dollars

Principal Amount Outstanding	91,575	$1,212,677	75,197	$937,104
Delinquencies(1)(2)(3)
30-59 Days	1,338	$13,514	1,311	$14,386
60-89 Days	323	$3,251	349	$3,907
over 90 Days	99	$1,135	110	$1,338
Total Delinquencies	1,760	$17,900	1,770	$19,631
Delinquencies(1)(2)(3)(4)
30-59 Days		1.11%		1.54%
60-89 Days		0.27%		0.42%
over 90 Days		0.09%		0.14%
Total Delinquencies		1.48%		2.09%

(1)	Delinquencies include principal amounts.
(2)	The period of delinquency is based on the number of days contractually past due.
(3)	All totals include active loans not in repossession or charge-off status.
(4)	As a percent of outstanding principal in dollars.

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of		of		of		of
	Loans	Dollars	Loans	Dollars	Loans	Dollars	Loans	Dollars

Principal Amount Outstanding	75,643	$926,452	101,603	$983,374	122,344	$1,158,050	142,157	$1,339,189
Delinquencies(1)(2)(3)
30-59 Days	1,510	$16,360	2,444	$19,395	3,123	$25,332	4,465	$38,976
60-89 Days	428	$4,949	586	$4,435	983	$8,109	1,483	$12,100
over 90 Days	128	$1,385	228	$1,687	2,809	$11,062	3,304	$26,540
Total Delinquencies	2,066	$22,694	3,258	$25,517	6,915	$44,503	9,252	$77,616
Delinquencies(1)(2)(3)(4)
30-59 Days		1.77%		1.97%		2.19%		2.91%
60-89 Days		0.53%		0.45%		0.70%		0.90%
over 90 Days		0.15%		0.17%		0.96%		1.98%
Total Delinquencies		2.45%		2.59%		3.84%		5.80%

(1)	Delinquencies include principal amounts.
(2)	The period of delinquency is based on the number of days contractually past due.
(3)	All totals include active loans not in repossession or charge-off status.
(4)	As a percent of outstanding principal in dollars.

Historical Net Loss Experience

(Dollar Amount in Thousands)

	At September 30,

	2002	2001

Period End Principal Amount Outstanding	$1,212,677	$937,104
Average Principal Amount Outstanding(1)	$1,058,715	$900,587
Period End Number of Loans Outstanding	91,575	75,197
Gross Losses(2)	$10,471	$8,348
Recoveries(3)	$2,432	$1,954
Net Losses (Gains)	$8,038	$6,394
Gross Losses as a % of Principal Amount Outstanding(4)	1.15%	1.19%
Gross Losses as a % of Average Principal Amount Outstanding(4)	1.32%	1.24%
Net Losses (Gains) as a % of Principal Amount Outstanding(4)	0.89%	0.91%
Net Losses (Gains) as a % of Average Principal Amount Outstanding(4)	1.02%	0.95%

(1)	Averages for each period computed using month-end balances.
(2)	Gross losses reflect the loan balance as of the charge-off date and do not include Cram Down Losses. In most cases proceeds from the sale of the financed vehicle are applied prior to charge-off.
(3)	Recoveries reflect all gains net of expenses after the charge-off date, including liquidation proceeds in some cases.
(4)	Interim period ratios are annualized.

	At December 31,

	2001	2000	1999	1998

Period End Principal Amount Outstanding	$926,452	$983,374	$1,158,050	$1,339,189
Average Principal Amount Outstanding(1)	$907,284	$1,076,588	$1,249,669	$1,128,220
Period End Number of Loans Outstanding	75,643	101,603	122,344	142,157
Gross Losses(2)	$11,713	$22,051	$28,107	$16,654
Recoveries(3)	$2,605	$6,753	$4,205	$3,324
Net Losses (Gains)	$9,108	$15,298	$23,902	$13,329
Gross Losses as a % of Principal Amount Outstanding	1.26%	2.24%	2.43%	1.24%
Gross Losses as a % of Average Principal Amount Outstanding	1.29%	2.05%	2.25%	1.48%
Net Losses (Gains) as a % of Principal Amount Outstanding	0.98%	1.56%	2.06%	1.00%
Net Losses (Gains) as a % of Average Principal Amount Outstanding	1.00%	1.42%	1.91%	1.18%

(1)	Averages for each period computed using month-end balances, except for 1998 - 2000 averages that were computed using year-end balances.
(2)	Gross losses reflect the loan balance as of the charge-off date and do not include Cram Down Losses. In most cases proceeds from the sale of the financed vehicle are applied prior to charge-off.
(3)	Recoveries reflect all gains net of expenses after the charge-off date, including liquidation proceeds in some cases.

     The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. Also, Regions Bank’s underwriting criteria changes from time to time. The percentages in the tables above have not been adjusted to eliminate the effect of the growth of Regions Bank’s portfolio. Accordingly, the delinquency, gross loss and net loss percentages would be expected to be higher than those shown for any group of receivables that are isolated for any period or periods of time and the delinquency, gross loss and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the receivables. If the credit losses on the receivables included in the trust are greater than the historical credit loss experience listed above, the yield to the holders of the notes could be adversely affected. We cannot assure you that the delinquency and loan loss information of the seller, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

THE SUBSERVICER

      World Omni will be appointed by the master servicer to subservice the receivables pursuant to a subservicing agreement. Accordingly, where this prospectus supplement refers to the master servicer such reference may also include World Omni acting as subservicer of the receivables under the subservicing agreement.

      Notwithstanding the delegation by the master servicer of its servicing duties to World Omni, the master servicer will remain primarily liable to the trust under the sale and servicing agreement for the performance of those duties.

      World Omni Financial Corp., a Florida corporation, d/b/a CenterOne Financial Services (“World Omni”), services automobile-related retail lease, retail installment and wholesale loan portfolios originated by it and other parties, including Regions Bank. As of September 30, 2002, World Omni’s serviced portfolio consisted of approximately 520,000 retail contracts and leases with an aggregate outstanding balance of approximately $7.2 billion. World Omni currently acts as servicer of all of the indirect receivables originated by Regions Bank. World Omni currently services the receivables through its St. Louis operations center.

      The information provided in the preceding paragraph was provided by World Omni. None of the trust, the master servicer, the depositor or the seller has made any independent verification of the accuracy or completeness of that information.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT

OUTSTANDING ON THE NOTES

      The master servicer will provide to you in each report that it will deliver to you a factor that you can use to compute your portion of the principal amount outstanding on the notes.

Computation of Note Factors

      How the Master Servicer Computes the Factor For Your Class of Notes. The master servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal that the master servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The master servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

      Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of —

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the master servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes

      The factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes.

      These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the master servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

      Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under “Maturity and Prepayment Considerations” in the prospectus. In addition, while, in general, the aggregate amount of principal payments to be made on all classes of notes on each payment date will generally be allocated among the notes concurrently, in approximately the proportions described in

“Description of the Notes — Payments of Principal — Allocation of Principal Payments” in this prospectus supplement,

•	no principal payments will be made:

•	on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

•	on the Class B Notes and the Class C Notes until the Class A-1 Notes have been paid in full;

•	if any payment date is the final scheduled payment date for one or more classes of notes, all principal payments will be made first to the most senior outstanding class of notes with that final scheduled maturity date until that class is paid in full;

•	in the event of any shortfall in the amount of funds available for principal payments on the notes on any payment date, no principal payments will be made to the Class C Notes on such payment date until all amounts payable with respect to the Class A Notes and the Class B Notes on such payment date have been paid in full and no principal payments will be made to the Class B Notes on such payment date until all amounts payable with respect to the Class A Notes on such payment date have been paid in full;

•	if, on any payment date, the annualized three month average net loss ratio exceeds its specified trigger level, then on each payment date until the average net loss ratio is reduced below that trigger level, the trust will allocate principal payments among the notes sequentially starting with the most senior class of notes then outstanding (and, with respect to the Class A Notes, the earliest maturing subclass, beginning with the Class A-1 Notes) until that class is paid in full;

•	if the notes are accelerated after an event of default (but prior to any liquidation of the receivables),

•	except with respect to a covenant default, principal payments will be allocated first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full. Principal payments will then be allocated to holders of the Class B Notes until the outstanding principal amount of the Class B Notes has been paid in full and principal payments will then be allocated to the Class C Notes until the outstanding principal balance of the Class C Notes has been paid in full;

•	with respect to a covenant default, principal payments will be allocated as set forth in “Application of Available Funds — Priority of Payments,” however, principal payments will be allocated ratably among the holders of the Class A Notes, rather than sequentially; and

•	if the receivables are liquidated following an acceleration of the notes as a result of an event of default, principal payments will be allocated first to the holders of the Class A-1 Notes until the outstanding principal amount is reduced to zero and then to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably according to the amounts due and payable on such notes until the outstanding principal balance of such notes has been paid in full. Principal payments will then be allocated to holders of the Class B Notes until the outstanding principal amount of the Class B Notes has been paid in full and principal payments will then be allocated to the Class C Notes until the outstanding principal balance of the Class C Notes has been paid in full.

      Since the rate of payment of principal of each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

      We Cannot Assure You That Your Notes Will Be Repaid on the related Final Scheduled Payment Date. It is expected that final payment of each class of notes will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an Event of Default under the indenture. See “Description of the Notes — The Indenture — Events of Default” in this prospectus supplement and “The Indenture — Rights upon Event of Default” in the prospectus. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes could occur later than such dates.

      The Level of Prepayments of the Receivables and Required Purchases by the Seller and the Master Servicer are Unpredictable and May Affect Payments on the Notes. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the master servicer may be obligated to purchase receivables from the trust. See “The Receivables Pool” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the securities. The noteholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

      Risks of Slower or Faster Repayments. Holders of the notes should consider —

•	in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Life of the Notes

      The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

      Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

      The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. The holders of the notes will exclusively bear any reinvestment risk associated with early payment of their notes.

      The table (the “ABS Table”) captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that —

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes and distributions on the certificates are made on each payment date (and each payment date is assumed to be the 15th day of the applicable month);

•	the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance;

•	the notes and certificates are issued on December 3, 2002;

•	the master servicer exercises its option to purchase the receivables;

•	no event of default occurs on the notes;

•	there is no shortfall in the amount of funds available for principal payments on the securities on any payment date; and

•	the annualized three month average net loss ratio does not exceed its specified trigger level on any payment date.

      The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

      The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

			Original Term	Remaining Term	Next
	Aggregate Principal	Interest	to Maturity	to Maturity (in	Payment
Pool	Balance($)	Rate (%)	(in Months)	Months)	Date

1	4,981,304.28	9.168	50	10	12/01/02
2	41,397,192.01	8.927	55	20	12/01/02
3	76,088,762.48	9.225	55	31	12/01/02
4	141,513,393.69	8.672	59	43	12/01/02
5	263,191,809.38	7.388	63	55	12/01/02
6	194,044,964.25	6.865	71	67	12/01/02
7	661,364.12	10.337	51	10	01/01/03
8	6,039,943.45	9.605	57	20	01/01/03
9	11,016,082.51	10.027	58	31	01/01/03
10	18,228,324.29	9.620	61	43	01/01/03
11	25,071,720.13	8.004	64	55	01/01/03
12	17,765,140.50	7.020	71	67	01/01/03

      The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes

Distribution Date	0.50%	1.00%	1.50%	1.80%	2.00%	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2003	83.48	79.48	74.64	71.07	68.19	100.00	100.00	100.00	100.00	100.00
February 15, 2003	74.82	68.83	61.62	56.31	52.03	100.00	100.00	100.00	100.00	100.00
March 15, 2003	66.18	58.31	48.85	41.90	36.32	100.00	100.00	100.00	100.00	100.00
April 15, 2003	57.57	47.91	36.33	27.86	21.09	100.00	100.00	100.00	100.00	100.00
May 15, 2003	48.99	37.65	24.08	14.19	6.33	100.00	100.00	100.00	100.00	100.00
June 15, 2003	40.45	27.51	12.09	0.89	0.00	100.00	100.00	100.00	100.00	91.03
July 15, 2003	31.93	17.50	0.36	0.00	0.00	100.00	100.00	100.00	86.45	75.47
August 15, 2003	23.45	7.63	0.00	0.00	0.00	100.00	100.00	87.48	72.31	60.47
September 15, 2003	15.00	0.00	0.00	0.00	0.00	100.00	97.62	74.87	58.62	46.02
October 15, 2003	6.80	0.00	0.00	0.00	0.00	100.00	87.01	62.72	45.44	32.10
November 15, 2003	0.00	0.00	0.00	0.00	0.00	98.48	76.57	50.88	32.68	18.70
December 15, 2003	0.00	0.00	0.00	0.00	0.00	89.34	66.28	39.33	20.33	5.81
January 15, 2004	0.00	0.00	0.00	0.00	0.00	80.24	56.14	28.08	8.40	0.00
February 15, 2004	0.00	0.00	0.00	0.00	0.00	71.17	46.15	17.14	0.00	0.00
March 15, 2004	0.00	0.00	0.00	0.00	0.00	62.14	36.32	6.49	0.00	0.00
April 15, 2004	0.00	0.00	0.00	0.00	0.00	53.15	26.64	0.00	0.00	0.00
May 15, 2004	0.00	0.00	0.00	0.00	0.00	44.20	17.12	0.00	0.00	0.00
June 15, 2004	0.00	0.00	0.00	0.00	0.00	35.29	7.75	0.00	0.00	0.00
July 15, 2004	0.00	0.00	0.00	0.00	0.00	26.42	0.00	0.00	0.00	0.00
August 15, 2004	0.00	0.00	0.00	0.00	0.00	18.57	0.00	0.00	0.00	0.00
September 15, 2004	0.00	0.00	0.00	0.00	0.00	10.90	0.00	0.00	0.00	0.00
October 15, 2004	0.00	0.00	0.00	0.00	0.00	3.27	0.00	0.00	0.00	0.00
November 15, 2004	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2004	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2005	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)(1)(2)	0.49	0.40	0.33	0.29	0.27	1.44	1.21	1.01	0.89	0.81

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of such note to the related payment date on which such payment is made, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the master servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

      The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

		Class A-3 Notes					Class A-4 Notes

Distribution Date	0.50%	1.00%	1.50%	1.80%	2.00%	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2004	100.00	100.00	100.00	100.00	94.84	100.00	100.00	100.00	100.0	100.00
February 15, 2004	100.00	100.00	100.00	97.55	85.57	100.00	100.00	100.00	100.0	100.00
March 15, 2004	100.00	100.00	100.00	88.83	76.94	100.00	100.00	100.00	100.00	100.00
April 15, 2004	100.00	100.00	96.98	80.44	68.59	100.00	100.00	100.00	100.00	100.00
May 15, 2004	100.00	100.00	89.08	72.40	60.54	100.00	100.00	100.00	100.00	100.00
June 15, 2004	100.00	100.00	81.44	64.70	52.78	100.00	100.00	100.00	100.00	100.00
July 15, 2004	100.00	98.86	74.05	57.36	45.32	100.00	100.00	100.00	100.00	100.00
August 15, 2004	100.00	92.34	67.20	50.34	38.17	100.00	100.00	100.00	100.00	100.00
September 15, 2004	100.00	86.01	60.60	43.58	31.31	100.00	100.00	100.00	100.00	100.00
October 15, 2004	100.00	79.79	54.19	37.08	24.77	100.00	100.00	100.00	100.00	100.00
November 15, 2004	96.59	73.67	47.97	30.85	18.54	100.00	100.00	100.00	100.00	100.00
December 15, 2004	90.63	67.66	41.96	24.88	12.67	100.00	100.00	100.00	100.00	100.00
January 15, 2005	84.71	61.76	36.15	19.17	7.11	100.00	100.00	100.00	100.00	100.00
February 15, 2005	78.81	55.97	30.54	13.74	2.02	100.00	100.00	100.00	100.00	100.00
March 15, 2005	72.94	50.28	25.14	8.58	0.00	100.00	100.00	100.00	100.00	94.08
April 15, 2005	67.10	44.71	19.95	3.70	0.00	100.00	100.00	100.00	100.00	84.46
May 15, 2005	61.30	39.25	14.97	0.00	0.00	100.00	100.00	100.00	98.14	75.32
June 15, 2005	55.52	33.91	10.20	0.00	0.00	100.00	100.00	100.00	89.17	66.67
July 15, 2005	50.67	29.31	5.92	0.00	0.00	100.00	100.00	100.00	80.73	0.00
August 15, 2005	45.97	24.89	1.84	0.00	0.00	100.00	100.00	100.00	72.72	0.00
September 15, 2005	41.30	20.57	0.00	0.00	0.00	100.00	100.00	95.67	0.00	0.00
October 15, 2005	36.66	16.33	0.00	0.00	0.00	100.00	100.00	87.85	0.00	0.00
November 15, 2005	32.04	12.19	0.00	0.00	0.00	100.00	100.00	80.38	0.00	0.00
December 15, 2005	27.45	8.14	0.00	0.00	0.00	100.00	100.00	73.26	0.00	0.00
January 15, 2006	22.89	4.18	0.00	0.00	0.00	100.00	100.00	66.49	0.00	0.00
February 15, 2006	18.36	0.32	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00
March 15, 2006	13.85	0.00	0.00	0.00	0.00	100.00	92.82	0.00	0.00	0.00
April 15, 2006	9.37	0.00	0.00	0.00	0.00	100.00	85.19	0.00	0.00	0.00
May 15, 2006	4.92	0.00	0.00	0.00	0.00	100.00	77.76	0.00	0.00	0.00
June 15, 2006	0.50	0.00	0.00	0.00	0.00	100.00	70.53	0.00	0.00	0.00
July 15, 2006	0.00	0.00	0.00	0.00	0.00	94.29	0.00	0.00	0.00	0.00
August 15, 2006	0.00	0.00	0.00	0.00	0.00	87.91	0.00	0.00	0.00	0.00
September 15, 2006	0.00	0.00	0.00	0.00	0.00	81.57	0.00	0.00	0.00	0.00
October 15, 2006	0.00	0.00	0.00	0.00	0.00	75.28	0.00	0.00	0.00	0.00
November 15, 2006	0.00	0.00	0.00	0.00	0.00	69.03	0.00	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)(1)(2)	2.71	2.37	2.00	1.78	1.63	3.96	3.56	3.12	2.73	2.55

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of such note to the related payment date on which such payment is made, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the master servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

      The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

		Class B Notes					Class C Notes

Distribution Date	0.50%	1.00%	1.50%	1.80%	2.00%	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2003	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2003	100.00	100.00	100.00	100.00	96.89	100.00	100.00	100.00	100.00	96.89
July 15, 2003	100.00	100.00	100.00	95.30	91.49	100.00	100.00	100.00	95.30	91.49
August 15, 2003	100.00	100.00	95.66	90.39	86.28	100.00	100.00	95.66	90.39	86.28
September 15, 2003	100.00	99.18	91.28	85.64	81.26	100.00	99.18	91.28	85.64	81.26
October 15, 2003	100.00	95.49	87.06	81.06	76.43	100.00	95.49	87.06	81.06	76.43
November 15, 2003	99.47	91.87	82.95	76.63	71.78	99.47	91.87	82.95	76.63	71.78
December 15, 2003	96.30	88.30	78.94	72.35	67.31	96.30	88.30	78.94	72.35	67.31
January 15, 2004	93.14	84.78	75.04	68.21	63.01	93.14	84.78	75.04	68.21	63.01
February 15, 2004	89.99	81.31	71.24	64.21	58.93	89.99	81.31	71.24	64.21	58.93
March 15, 2004	86.86	77.90	67.54	60.37	55.12	86.86	77.90	67.54	60.37	55.12
April 15, 2004	83.74	74.54	63.96	56.67	51.44	83.74	74.54	63.96	56.67	51.44
May 15, 2004	80.63	71.23	60.48	53.12	47.89	80.63	71.23	60.48	53.12	47.89
June 15, 2004	77.54	67.98	57.11	49.73	44.47	77.54	67.98	57.11	49.73	44.47
July 15, 2004	74.46	64.79	53.85	46.49	41.18	74.46	64.79	53.85	46.49	41.18
August 15, 2004	71.74	61.91	50.83	43.40	38.03	71.74	61.91	50.83	43.40	38.03
September 15, 2004	69.07	59.12	47.92	40.42	35.01	69.07	59.12	47.92	40.42	35.01
October 15, 2004	66.42	56.38	45.09	37.55	32.12	66.42	56.38	45.09	37.55	32.12
November 15, 2004	63.79	53.68	42.35	34.80	29.38	63.79	53.68	42.35	34.80	29.38
December 15, 2004	61.16	51.03	39.70	32.17	26.79	61.16	51.03	39.70	32.17	26.79
January 15, 2005	58.55	48.43	37.14	29.65	24.33	58.55	48.43	37.14	29.65	24.33
February 15, 2005	55.95	45.88	34.67	27.26	22.09	55.95	45.88	34.67	27.26	22.09
March 15, 2005	53.36	43.37	32.29	24.99	19.95	53.36	43.37	32.29	24.99	19.95
April 15, 2005	50.79	40.91	30.00	22.83	17.91	50.79	40.91	30.00	22.83	17.91
May 15, 2005	48.23	38.51	27.80	20.81	15.97	48.23	38.51	27.80	20.81	15.97
June 15, 2005	45.68	36.15	25.70	18.90	14.13	45.68	36.15	25.70	18.90	14.13
July 15, 2005	43.54	34.12	23.81	17.12	0.00	43.54	34.12	23.81	17.12	0.00
August 15, 2005	41.47	32.18	22.01	15.42	0.00	41.47	32.18	22.01	15.42	0.00
September 15, 2005	39.41	30.27	20.28	0.00	0.00	39.41	30.27	20.28	0.00	0.00
October 15, 2005	37.36	28.40	18.63	0.00	0.00	37.36	28.40	18.63	0.00	0.00
November 15, 2005	35.33	26.57	17.04	0.00	0.00	35.33	26.57	17.04	0.00	0.00
December 15, 2005	33.31	24.79	15.53	0.00	0.00	33.31	24.79	15.53	0.00	0.00
January 15, 2006	31.29	23.04	14.10	0.00	0.00	31.29	23.04	14.10	0.00	0.00
February 15, 2006	29.29	21.34	0.00	0.00	0.00	29.29	21.34	0.00	0.00	0.00
March 15, 2006	27.31	19.68	0.00	0.00	0.00	27.31	19.68	0.00	0.00	0.00
April 15, 2006	25.33	18.06	0.00	0.00	0.00	25.33	18.06	0.00	0.00	0.00
May 15, 2006	23.37	16.48	0.00	0.00	0.00	23.37	16.48	0.00	0.00	0.00
June 15, 2006	21.42	14.95	0.00	0.00	0.00	21.42	14.95	0.00	0.00	0.00
July 15, 2006	19.99	0.00	0.00	0.00	0.00	19.99	0.00	0.00	0.00	0.00
August 15, 2006	18.64	0.00	0.00	0.00	0.00	18.64	0.00	0.00	0.00	0.00
September 15, 2006	17.29	0.00	0.00	0.00	0.00	17.29	0.00	0.00	0.00	0.00
October 15, 2006	15.96	0.00	0.00	0.00	0.00	15.96	0.00	0.00	0.00	0.00
November 15, 2006	14.63	0.00	0.00	0.00	0.00	14.63	0.00	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)(1)(2)	2.53	2.22	1.89	1.67	1.54	2.53	2.22	1.89	1.67	1.54

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of such note to the related payment date on which such payment is made, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the master servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

      The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES

      The trust will issue the notes under an indenture to be dated as of November 15, 2002 between the trust and The Bank of New York, as indenture trustee. We have filed a form of the indenture as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings “Certain Information Regarding the Securities” and “The Indenture” in the prospectus. We refer you to those sections.

Payments of Interest

      Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

      Calculation of Interest. Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will accrue from and including the 15th day of the previous month (or the closing date, in the case of the first payment date) to but excluding the 15th of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.

•	Unpaid Interest. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

      Priority of Interest Payments. The trust will pay interest on each class of notes on each payment date with Available Funds in accordance with the priorities set forth under “Application of Available Funds — Priority of Payments” in this prospectus supplement.

      The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any payment date. In that event, the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Each such class’ ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

      Interest Paid on the Class B Notes and the Class C Notes is Subordinate to Interest Paid on the Class A Notes and the First Priority Principal Distribution Amount and Interest Paid on the Class C Notes is Subordinate to Interest Paid on the Class A Notes and the Class B Notes and the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount. Interest on the Class B Notes will not be paid on any payment date until interest payments on the Class A Notes and the First Priority Principal Distribution Amount, if any, have been paid in full. Interest on the Class C Notes will not be paid on any payment date until interest payments on the Class A Notes, the First Priority Principal Distribution Amount, if any, interest payments on the Class B Notes and the Second Priority Principal Distribution Amount, if any, have been paid in full.

      Event of Default. An Event of Default under the indenture will occur if the full amount of interest due on the Controlling Class is not paid within five days of the related payment date. While any of the Class A Notes remain outstanding, the failure to pay interest due on the Class B Notes or the Class C Notes will not be an Event of Default. While any of the Class B Notes remain outstanding, the failure to pay interest on the Class C Notes will not be an Event of Default. Payments on the notes may be accelerated upon an Event of Default. Under certain circumstances, the trust may sell the receivables and the other trust property following the acceleration of the notes upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will also change upon the liquidation of the receivables following an Event of Default and the acceleration of the notes. For a more detailed description of these changes in priority of payments, see “Description of the Notes — The Indenture — Priority of Payments May Change Upon Certain Events of Default” and “Application of Available Funds — Priority of Payments — Priority of Payments May Change Upon Certain Events of Default Under the Indenture” in this prospectus supplement and “The Indenture” in the prospectus.

Payments of Principal

      The trust will generally make principal payments to the noteholders on each payment date in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” with respect to any Distribution Date equals the sum of:

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The trust will pay the Principal Distribution Amount on each payment date to the extent that it has funds available after it pays in full all amounts ranking senior to each component of the Principal Distribution Amount. The trust will make these payments in accordance with the priorities set forth under “Application of Available Funds — Priority of Payments” in this prospectus supplement.

      The trust will derive principal payments on the notes from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related payment date. This will include funds, if any, deposited into the Collection Account from the Reserve Account.

      On each determination date, the indenture trustee will determine the amount in the Collection Account for distribution on the related payment date. Payments to noteholders and distributions to the holders of the certificates will be made on each payment date in accordance with that determination. See “Application of Available Funds” in this prospectus supplement.

      Allocation of Principal Payments. On each payment date, Available Funds will be deposited into the Principal Distribution Account in accordance with the priorities set forth under “Application of Available Funds — Priority of Payments” in this prospectus supplement. Principal payments from amounts on deposit in the Principal Distribution Account on each payment date will be allocated among the various classes of notes in the following order of priority:

•	to the Class A Notes, the Class A Principal Distributable Amount;

•	to the Class B Notes, the Class B Principal Distributable Amount; and

•	to the Class C Notes, the Class C Principal Distributable Amount.

In general, the application of these payment rules will result in an allocation of the Principal Distributable Amount on deposit in the Principal Distribution Account, concurrently, in approximately the following proportions:

•	92.70% to the Class A Notes;

•	3.82% to the Class B Notes; and

•	3.48% to the Class C Notes.

The amounts applied to the Class A Notes in respect of principal will be allocated to the holders of the various subclasses of Class A Notes in the following order of priority:

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-3 Notes until such principal amount is paid in full; and

•	to the principal amount of the Class A-4 Notes until such principal amount is paid in full.

These general rules are subject, however, to the following exceptions:

•	In no event will the Class A Principal Distributable Amount allocated to any subclass of Class A Notes exceed the outstanding principal amount of that subclass.

•	On the Final Scheduled Payment Date for each subclass of Class A Notes, the Class A Principal Distributable Amount for that subclass will include the amount, to the extent of Available Funds, necessary (after giving effect to the other amounts to be deposited in the Principal Distribution Account on that payment date) to reduce the outstanding principal amount of that subclass to zero.

•	No principal payments will be made on the Class B Notes on any payment date until the Class A-1 Notes have been paid in full.

•	In the event of any shortfall in the amount of funds available for principal payments on the securities on any payment date, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

•	No principal payments will be made on the Class C Notes on any payment date until the Class A-1 Notes have been paid in full.

•	In the event of any shortfall in the amount of funds available for principal payments on the securities on any payment date, no principal payments will be made on the Class C Notes on any payment date until all amounts payable with respect to the Class A Notes and the Class B Notes on that payment date have been paid in full.

•	On the Final Scheduled Payment Date for the Class B Notes and the Class C Notes, all funds available for principal payments remaining after the Class A-4 Notes have been paid in full will be paid first to the Class B Notes until the Class B Notes are paid in full and then to the Class C Notes until the Class C Notes are paid in full.

      The precise formulation of the Class A Principal Distributable Amount, the Class B Principal Distributable Amount and the Class C Principal Distributable Amount are set forth in the respective definitions of those terms in the section “Glossary of Terms.” We refer you to those definitions.

      Sequential Principal Payments Following Certain Increases in Losses. The general rules set forth above regarding allocation of principal payments will not apply if losses on the receivables exceed a certain level. Specifically, if, on any payment date, the Average Net Loss Ratio exceeds 4.50%, then on each such payment date until the Average Net Loss Ratio is reduced below 4.50%, the trust will allocate the Principal Distribution Amount on deposit in the Principal Distribution Account to the notes sequentially starting with the most senior class of notes then outstanding (and, with respect to the Class A Notes, the earliest maturing subclass, beginning with the Class A-1 Notes) until that class is paid in full.

      Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an Event of Default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an Event of Default. Under certain circumstances, the trust may sell the receivables and the other trust property following the acceleration of the notes upon an Event of Default. The priority of payments on the notes will change following the acceleration of the notes upon an Event of Default and will also change upon the liquidation of the receivables following an Event of Default and the acceleration of the notes. For a more detailed description of these changes in priority of payments, see “Application of Available

Funds — Priority of Payments — Priority of Payments May Change Upon Certain Events of Default Under the Indenture” and “Description of the Notes — The Indenture — Priority of Payments May Change Upon Certain Events of Default” in this prospectus supplement and “The Indenture” in the prospectus.

      Notes Might Not Be Repaid on Their Scheduled Dates of Final Principal Repayments. The principal amounts of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Dates relating to that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

The Indenture

      Events of Default. The occurrence of any one of the following events will be an event of default under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five days;

•	default in the payment of the principal of any note on the Final Scheduled Payment Date of any note;

•	default in the observance or performance of any material covenant or agreement of the trust made in the indenture — other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the indenture — or any representation or warranty of issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same was made, which default materially and adversely affects the noteholders or the indenture trustee, and such default continues or is not cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect has not been eliminated or otherwise cured, for a period of 60 days, or for a period, not to exceed 90 days, as may be reasonably necessary to remedy the default, provided that the default is capable of being remedied within 90 days or less; or

•	the bankruptcy of the trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the trust, as described in the indenture.

      The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to be deposited in the Principal Distribution Account. Thus, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes.

      Rights Upon Event of Default. Upon the occurrence and continuation of any Event of Default, the indenture trustee or the holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding at any time before the indenture trustee obtains a judgment or a decree for the payment of money by the trust, if both of the following occur:

•	the issuer has paid or deposited with the indenture trustee enough money to pay:

•	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

•	all sums paid by the indenture trustee and the reasonable compensation, expenses and disbursements of the indenture trustee and its agents and counsel, and the reasonable compensation, expenses and disbursements of the owner trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

      If an Event of Default has occurred, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the receivables subject to the conditions set forth below or may elect to have the trust maintain possession of the receivables and apply collections as received. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables only if:

•	the holders of 100% of the notes consent to such sale — excluding notes held by the seller, the master servicer, any subservicer or their affiliates,

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or

•	the Event of Default arises from a failure to pay principal or interest, and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes.

      If an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of any notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any Event of Default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes. Any such waiver could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

      Appointment of Additional Indenture Trustee. Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes, the Class B Notes or the Class C Notes if an Event of Default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Class A Notes, the Class B Notes and the Class C Notes in order that there be separate trustees for each of the Class A Notes, the Class B Notes and the Class C Notes. In general, so long as any amounts remain unpaid with respect to the Class A Notes:

•	only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

•	only the Class A noteholders will have the right to direct or consent to any action to be taken, including, except as described under “— Rights Upon an Event of Default” in this prospectus supplement, the sale of the receivables.

      In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement. When the Class A Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. The Class C noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus supplement. When the Class A Notes and the Class B Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes.

      If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

      Priority of Payments May Change Upon an Event of Default. Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the notes, and the liquidation of the receivables after any Event of Default, the priority of payments changes. In particular, payments on the notes will generally be made sequentially on each Payment Date following an acceleration of the notes, and the liquidation of the receivables in the following order of priority:

•	to the indenture trustee for amounts due under the indenture;

•	interest on the Class A Notes, ratably;

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

•	interest on the Class B Notes;

•	to the principal amount of the Class B Notes until such principal amount is paid in full;

•	interest on the Class C Notes; and

•	to the principal amount of the Class C Notes until such principal amount is paid in full.

      Following the occurrence of an Event of Default which has resulted in an acceleration of the notes, until a liquidation, if any, of the receivables,

•	except with respect to a covenant default, the priority of payments changes and the Class A noteholders must be paid in full before any payments of interest or principal may be made on the Class B Notes, and the Class B noteholders must be paid in full before any payments of interest or principal may be made on the Class C Notes. Upon such an Event of Default, payments of principal will be made to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal; and

•	with respect to a covenant default, principal and interest will be allocated as set forth in under “Application of Available Funds — Priority of Payments,” however, principal payments will be allocated ratably among the holders of the Class A Notes rather than sequentially. See “Application of Available Funds — Priority of Payments — Priority of Payments May Change Upon Certain Events of Default Under the Indenture.”

The Indenture Trustee

      The Bank of New York is the indenture trustee under the indenture. The Bank of New York is a New York banking corporation and its principal offices are located at 101 Barclay Street – 8 West, New York, New York, 10286.

Prepayment on Reserve Account Pay-Down Date

      On the Reserve Account Pay-Down Date, the notes will be paid in full.

Optional Prepayment

      All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the master servicer exercises its option to purchase the receivables. The master servicer may purchase the receivables when the aggregate principal balance of the receivables has declined to 10% or less of the aggregate principal balance of the receivables as of the Cut-off Date, as described in the prospectus under “Description of the Receivables Transfer and Servicing Agreements — Termination.” The redemption price for the receivables will be equal to the lesser of the fair market value of the receivables and the aggregate outstanding principal balance of the receivables plus accrued and unpaid interest on the receivables, provided that the redemption price is sufficient to pay all outstanding principal and accrued and unpaid interest on the notes, as well as any fees payable to the indenture trustee and the owner trustee. Upon such purchase by the master servicer, you will receive:

•	the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

•	interest on any past due interest at the rate of interest on your notes (to the extent lawful).

DESCRIPTION OF THE CERTIFICATES

      On the closing date, the trust will issue asset backed certificates pursuant to the trust agreement. We will initially purchase the entire principal amount of the certificates. The certificates will have no principal balance and will not bear interest. Distributions will be made on the certificates on each payment date only to the extent of Available Funds remaining after payments on the notes, payments of trust expenses and payments of any other required amounts, as described in this prospectus supplement.

APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Payments

      The funds available to the trust to make payments on the securities on each payment date will come from the following sources:

•	collections received on the receivables during the prior calendar month,

•	earnings from investment of funds held from time to time in the trust’s bank accounts (net of any losses on those investments to the extent such losses are not reimbursable by the master servicer),

•	net recoveries received during the prior calendar month on receivables that were previously charged off as losses,

•	proceeds of repurchases of receivables by the seller or purchases of receivables by the master servicer because of certain breaches of representations or covenants, and

•	funds, if any, withdrawn from the Reserve Account for that payment date.

      The precise calculation of the funds available to make payments on the securities is in the definition of “Available Funds” in the section “Glossary of Terms.” We refer you to that definition. Among other things, Available Funds are calculated net of payments to the master servicer of any late fees and other administrative fees or similar charges allowed by applicable law, collected during each month. See “Description of the Receivables Transfer and Servicing Agreements — Servicing Compensation and Expenses” in the prospectus.

Priority of Payments

      On each payment date the trust will apply the Available Funds for that payment date in the following amounts and order of priority:

(1)	Servicing Fee — to the master servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	Class A Note Interest — to the Note Interest Distribution Account, for payment, ratably, to the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, the amount of interest accrued on the Class A Notes during the prior Interest Period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(3)	First Allocation of Principal — to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(4)	Class B Note Interest — to the Note Interest Distribution Account, for payment to the Class B noteholders, the amount of interest accrued on the Class B Notes during the prior Interest Period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(5)	Second Allocation of Principal — to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

(6)	Class C Note Interest — to the Note Interest Distribution Account, for payment to the Class C noteholders, the amount of interest accrued on the Class C Notes during the prior Interest Period, plus any amount of interest on the Class C Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(7)	Regular Note Principal Allocation — to the Principal Distribution Account, the Regular Note Principal Distribution Amount, if any;

(8)	Reserve Account Deposit — to the Reserve Account, the amount, if any, necessary to reinstate the Reserve Account to the Specified Reserve Account Balance;

(9)	Additional Fees and Expenses — to the applicable party, any accrued and unpaid fees and expenses owed to such party, to the extent not paid pursuant to clauses (1) through (8); and

(10)	Certificate Allocation — to the holders of the certificates, any amounts remaining after the above payments.

If the Available Collections for any payment date are insufficient to make the payments in clauses (1) through (7) on that payment date, funds, if any, on deposit in the Reserve Account will be applied to cover those shortfalls. See “Description of the Sale and Servicing Agreement — Deposits to the Collection Account.”

Priority of Payments May Change Upon Certain Events of Default Under the Indenture.

      Upon the occurrence and continuation of any Event of Default described in this prospectus supplement under “Description of the Notes — The Indenture — Events of Default,” the indenture trustee or the holders of a majority in principal amount of the Controlling Class may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

•	Defaults in Payment of Interest and Principal Resulting in Acceleration and Certain Insolvency Events prior to any Liquidation of the Receivables.

Following the occurrence and during the continuation of an Event of Default (but prior to any liquidation of the receivables) relating to:

—	a default for five days or more in the payment of interest on any note of the Controlling Class that has resulted in acceleration of the notes;

—	a default in the payment of principal on any note on the Final Scheduled Payment Date of any note that has resulted in acceleration of the notes; or

—	an insolvency event or dissolution with respect to the trust which has resulted in an acceleration of the notes,

the priority of payments changes and the Class A noteholders must be paid in full before any payments of interest or principal may be made on the Class B Notes, and the Class B noteholders must be paid in full before any payments of interest or principal may be made on the Class C Notes. Upon such an Event of Default, payments of principal will be made to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal.

• Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes (but prior to any liquidation of the receivables), the trust will continue to make payments on the notes in the manner set forth in “— Priority of Payments,” above until a liquidation, if any, of the receivables, however principal payments will be allocated ratably among the holders of the Class A Notes rather than sequentially. See “Description of the Notes — The Indenture — Priority of Payments May Change Upon Certain Events of Default.”

      Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the indenture trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth under “The Indenture — Rights Upon Event of Default” in the prospectus and under “Description of the Notes — The Indenture — Rights Upon Event of Default” in this prospectus supplement. Irrespective of the type of Event of Default, upon such a liquidation of receivables (1) no amounts of principal will be distributed to the Class A-2, the Class A-3 or the Class A-4 noteholders until all interest and principal due on the Class A-1 Notes has been paid in full, and thereafter principal will be distributed ratably to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, (2) no amounts will be distributed to the Class B noteholders until all interest and principal due on the Class A Notes has been paid in full and (3) no amounts will be distributed to the Class C Noteholders until all interest and principal due on the Class B Notes has been paid in full. See “Description of the Notes — The Indenture — Priority of Payments May Change Upon Certain Events of Default.”

DESCRIPTION OF THE SALE

AND SERVICING AGREEMENT

      The depositor will sell the receivables to the trust and the master servicer will service the receivables under the sale and servicing agreement among the depositor, the master servicer, the trust, the administrator and the indenture trustee. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the sale and servicing agreement in its execution form with the SEC after the trust issues the notes. We have summarized below some of the important terms of the sale and servicing agreement. This summary is not a complete description of all of the provisions of the sale and servicing agreement.

Sale and Assignment of the Receivables

      You can find more information about the transfer of the receivables from the seller to the depositor on the closing date in the prospectus under “Description of the Receivables Transfer and Servicing Agreements.”

Subservicing Arrangements; World Omni

      Pursuant to the terms of the sale and servicing agreement, the master servicer may appoint a subservicer to subservice the receivables. The master servicer presently delegates its servicing responsibilities with respect to its portfolio of indirect automobile and light-duty trucks receivables to World Omni and, pursuant to a subservicing agreement with World Omni, will initially appoint World Omni as subservicer of the receivables. World Omni, among other things, will handle operational accounting and customer inquiries for the master servicer, as well as all collection activities in respect of delinquent receivables and, where appropriate, repossessions of financed motor vehicles. In addition, World Omni will act as custodian of the documents relating to each receivable. Notwithstanding the delegation by the master servicer of its servicing duties to World Omni, the master servicer will remain primarily liable to the trust under the sale and servicing agreement for the performance of those duties.

      Pursuant to the subservicing agreement, World Omni has agreed, except as provided below, to service all of the receivables in accordance with the master servicer’s collection procedures as provided in the subservicing agreement, however,

•	either the master servicer or World Omni may terminate the subservicing agreement, at any time after May 2004, without cause, on 180 days prior written notice;

•	the master servicer or World Omni may terminate the subservicing agreement at any time, for cause, if certain events of default under the subservicing agreement occur; and

•	if a successor master servicer is appointed after an Event of Servicing Termination under the sale and servicing agreement, such successor master servicer will have the right to terminate the subservicing agreement.

      If the subservicing agreement were to terminate before the notes are paid in full, the master servicer or a successor master servicer would be required to commence servicing the receivables itself or to engage a new subservicer to service the receivables. Any termination or transition fee will be paid by either the subservicer, the master servicer or a successor master servicer pursuant to the subservicing agreement and will not be the responsibility of the trust, the indenture trustee or the owner trustee.

Accounts

      In addition to the Collection Account, the following accounts will be established on or prior to the closing date —

•	the indenture trustee will establish the Note Interest Distribution Account for the benefit of the noteholders;

•	the indenture trustee will establish the Principal Distribution Account for the benefit of the noteholders; and

•	the issuer will establish the Reserve Account in the name of the indenture trustee on behalf of the noteholders.

      Each of the Collection Account, the Note Interest Distribution Account, the Principal Distribution Account and the Reserve Account will be initially established in the corporate trust department of The Bank of New York in its capacity as indenture trustee. The Bank of New York, acting as the paying agent at the direction of the trust, will have the right to withdraw funds from those accounts for the purpose of making payments to noteholders and, as applicable, distributions to the holder of the certificates.

Servicing Compensation and Expenses

      The master servicer is entitled to receive the Servicing Fee on each payment date in an amount equal to the product of  1/12 of 1.00% and the aggregate principal balance of the receivables as of the first day of the related Collection Period. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The master servicer also is entitled to receive any late fees and other administrative fees or similar charges allowed by applicable law, collected during the related Collection Period. See “Description of the Receivables Transfer and Servicing Agreements — Servicing Compensation and Expenses” in the prospectus. The master servicer will be responsible for all fees payable to the subservicer.

Rights Upon Event of Servicing Termination

      If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class of the notes (or, if no notes are outstanding, a majority of the percentage interests in the certificates) may remove the master servicer without the consent of any of the other securityholders. Upon such termination, the indenture trustee or a successor master servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

Waiver of Past Events of Servicing Termination

      If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the Controlling Class of the notes (or, if no notes are outstanding, a majority of the percentage interests in the certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The holders of the certificates will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Deposits to the Collection Account

      The master servicer will establish the Collection Account as described under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus. In general, the master servicer will be permitted to retain collections on the receivables until the Business Day preceding any payment date. However, the master servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if Regions Bank is no longer the master servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met.

      On or before the payment date, the master servicer will cause all collections on receivables and other amounts constituting Available Funds to be deposited into the Collection Account. See “Description of Receivables Transfer and Servicing Agreements — Collections” in the prospectus.

      On or before each payment date, the master servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Account. In each case, the amount will be withdrawn only to the extent of funds in the Reserve Account after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Account are:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Collections for that payment date, which amount will be deposited into the Collection Account;

•	the Reserve Account Excess Amount, if any, which will be distributed to the holders of the certificates; and

•	on the Reserve Account Pay-Down Date, the amount necessary to reduce the aggregate outstanding principal amount of the notes to zero, which amount will be deposited into the Collection Account.

      The “Total Required Payment” on any payment date, will be the sum of the payments specified in clauses (1) through (7) under “Application of Available Funds — Priority of Payments” in this prospectus supplement.

      The “Reserve Account Excess Amount”, with respect to any payment date, will be the amount equal to the excess, if any, of —

•	the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to any withdrawals from or deposits to the Reserve Account relating to that payment date, over

•	the Specified Reserve Account Balance with respect to that payment date.

      The “Specified Reserve Account Balance” on each payment date will equal the greater of (a) 2.00% of the aggregate principal balance of the receivables as of the end of the related Collection Period and (b) 1.00% of the aggregate principal balance of the receivables as of the Cut-off Date, but in any event will not be greater than the aggregate principal balance of the notes on that payment date after giving effect to all payments on that payment date.

      The “Reserve Account Pay-Down Date” will be the payment date immediately following the first payment date on which the amount on deposit in the reserve account is equal to or greater than the aggregate outstanding principal amount of the notes.

      Payaheads. Unless otherwise requested by the obligor, if an obligor makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation) the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable and the obligor will not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. When the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor because the payment will be applied first to interest, second to late charges and other charges and third to principal. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract. As a result, the weighted average life of the notes could be affected. The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average lives of the notes. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average lives of the notes may be extended. See “Maturity and Prepayment Considerations” in this prospectus supplement and the prospectus.

      The seller’s portfolio of retail installment sale contracts has historically included receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of receivables in the trust which may become paid-ahead receivables as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

      Advances. The master servicer will not be required to make advances of interest or principal with respect to the receivables. See “Description of the Receivables Transfer and Servicing Agreements — Advances” in the prospectus.

      Master Servicer Will Provide Information to Indenture Trustee. On the Business Day prior to each payment date, the master servicer will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the Collection Period preceding such payment date, including:

•	the aggregate amount of collections on the receivables;

•	the aggregate amount of receivables designated as Liquidated Receivables; and

•	the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the master servicer.

Reserve Account

      The issuer will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders. To the extent that amounts on deposit in the Reserve Account are depleted, the holders of the notes will have no recourse to the assets of the seller or master servicer as a source of payments on the notes.

      Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the trust on the closing date of the Reserve Initial Deposit, which will equal $4,000,000 (0.50% of the aggregate principal balance of the receivables as of the Cut-off Date). The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

      Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account may be deposited into the Collection Account or, in the case of the Reserve Account Excess Amount, distributed to the holders of the certificates, to the extent described under “— Deposits to the Collection Account” above.

      Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the master servicer in Permitted Investments and investment earnings (net of losses to the extent such amounts are not reimbursable by the master servicer and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

      Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to —

•	enhance the likelihood that you will receive the amounts due on your notes; and

•	decrease the likelihood that you will experience losses on your notes.

      However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the Reserve Account, a shortfall in the amounts distributed to the noteholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes.

      After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holders of the certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Sidley Austin Brown & Wood LLP, special counsel for the depositor and Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” in the prospectus.

CERTAIN STATE TAX CONSEQUENCES

      Balch & Bingham LLP, special Alabama tax counsel, will deliver its opinion to the effect that (1) if the characterization of the notes as debt held by persons other than the depositor, Regions Bank or any of their affiliates is recognized for federal income tax purposes, the notes will also be recognized as debt for Alabama state income tax purposes and (2) if the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the trust will not be taxable as a corporation for Alabama state income tax purposes.

      Alabama, in addition to the income tax, imposes a business privilege tax on most types of business entities. There is no definitive authority as to whether the business privilege tax applies to the trust, but Regions Bank has applied for a ruling on behalf of the trust from the Alabama Department of Revenue that the trust, as a common law trust, is not subject to the business privilege tax. Although the Alabama DOR has issued such a ruling on substantially similar facts (Ruling 00-007, Aug. 31, 2000), that ruling can only be relied upon by the party to whom it was issued and there can be no assurance that a favorable ruling will be received or that the Alabama DOR will not successfully assert that the trust is subject to the business privilege tax if it does not issue a favorable ruling. If the trust were to be subject to the business privilege tax, as a member of the Regions Bank financial institution group, it would have joint and several liability for the business privilege tax of the Regions Bank financial institution group (a maximum of $3,000,000 per year). However, the trust would only have to pay the tax if and to the extent an amount of tax is due that is not paid by the other members of the group. In addition, as long as the noteholders have a perfected security interest in the collateral, their lien on the collateral would be senior to any Alabama tax lien that could arise for failure to pay the privilege tax.

      Thompson Coburn LLP, special Missouri tax counsel will deliver its opinion to the effect that (1) if the characterization of the notes as debt held by persons other than the depositor, Regions Bank or any of their affiliates is recognized for federal income tax purposes, the notes will also be recognized as debt for Missouri state tax purposes and (2) if the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the trust will not be taxable as a corporation for Missouri state income or franchise tax purposes.

      The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      The notes may, in general, be purchased by or on behalf of or with plan assets of Plans. Although we cannot assure you in this regard, the notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the notes —

•	are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features.”

      However, the acquisition and holding of notes of any class by or on behalf of a Plan could give rise to a prohibited transaction under ERISA and Section 4975 of the Code or a Similar Law if the trust, the owner trustee, the indenture trustee, the master servicer, any holder of 50% or more of the certificates or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire notes. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Plan. Each Plan that acquires a note or an interest in a note shall be deemed to represent, by its acceptance of the note or interest, that its acquisition and holding of the note satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or a similar exemption, or, in the case of a Plan subject to a Similar Law, will not result in a non-exempt violation of a Similar Law.

      The notes may not be purchased with the assets of a Plan if the depositor, the seller, an underwriter, the indenture trustee, the owner trustee or any of their affiliates

•	has investment or administrative discretion with respect to those Plan assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an agreement or understanding that such advice

•	will serve as a primary basis for investment decisions with respect to those Plan assets and

•	will be based on the particular investment needs for that Plan; or

•	is an employer maintaining or contributing to that Plan.

      For additional information regarding treatment of the notes under ERISA, see “Employee Benefit Plan Considerations” in the prospectus.

LEGAL INVESTMENT

      The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

UNDERWRITING

      Under the terms and conditions set forth in the underwriting agreement for the notes, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Keegan & Company, Inc. are acting as representatives, has severally agreed to purchase from the depositor, the principal amount of the notes set forth opposite its name below:

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Notes	Notes	Notes	Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000	$92,500,000	$117,500,000	$56,500,000
Morgan Keegan & Company, Inc.	78,750,000	64,750,000	82,250,000	39,550,000
Bear, Stearns & Co. Inc.	33,750,000	27,750,000	35,250,000	16,950,000

Total	$225,000,000	$185,000,000	$235,000,000	$113,000,000

	Principal	Principal
	Amount of	Amount of
	Class B	Class C
Underwriters	Notes	Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$11,000,000	$10,000,000
Morgan Keegan & Company, Inc.	11,000,000	10,000,000

Total	$22,000,000	$20,000,000

      In the underwriting agreement, the several underwriters for the notes have agreed, in accordance with the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered hereby. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of the Class A-l Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, will be as follows:

	Underwriting	Net Proceeds to	Selling
	Discounts	the Depositor	Concessions	Reallowance

Class A-1 Notes	0.125%	99.87500%	0.075%	0.0375%
Class A-2 Notes	0.200%	99.79485%	0.120%	0.0600%
Class A-3 Notes	0.250%	99.73536%	0.150%	0.0750%
Class A-4 Notes	0.280%	99.70291%	0.168%	0.0840%
Class B Notes	0.380%	99.61072%	0.228%	0.1140%
Class C Notes	0.600%	99.38457%	0.360%	0.1800%

Total for all of the notes	$1,758,750	$798,172,879

      The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement. After the initial public offering, the public offering price, concessions and discounts may be changed.

      The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the securities and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

      The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can provide you with any assurance as to the liquidity of the trading market for the notes.

      Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

      If the underwriters create a short position in the securities in connection with this offering (i.e., they sell more securities than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market.

      The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

      Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

      The indenture trustee may, from time to time, invest the funds in the accounts of the trust in investments permitted by the sale and servicing agreement acquired from the underwriters.

      In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Regions Bank and its affiliates. Merrill Lynch, Pierce, Fenner and Smith Incorporated and Morgan Keegan & Company, Inc. will receive an aggregate structuring fee of $500,000 from Regions Bank and the depositor in connection with the offering. Regions Bank and the depositor will reimburse the underwriters for certain expenses related to the offering.

      Regions Bank and the depositor have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make.

      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

      After the initial distribution of the notes by the underwriters, the prospectus and prospectus supplement may be used by Morgan Keegan & Company, Inc. in connection with market making transactions in the notes. Morgan Keegan & Company, Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Morgan Keegan & Company, Inc. is an affiliate of Regions Bank and the depositor.

LEGAL OPINIONS

      Certain legal matters and federal income tax matters relating to the notes will be passed upon for the depositor by Sidley Austin Brown & Wood LLP. Certain legal matters relating to Alabama tax matters will be passed upon for the depositor by Balch & Bingham LLP. Certain legal matters relating to Missouri tax matters will be passed upon for the depositor by Thompson Coburn LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by McKee Nelson LLP. Certain matters of Delaware law relating to the trust and the depositor will be passed upon for the trust and the depositor by Richards, Layton & Finger, P.A.

GLOSSARY OF TERMS

      Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

      “ABS” means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under “Maturity and Prepayment Considerations — Weighted Average Life of the Notes” in this prospectus supplement.

      “ABS Table” means the table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” beginning on page S-26 of this prospectus supplement.

      “Aggregate Net Losses” means, for any payment date, an amount equal to the sum of (a) an amount equal to the aggregate principal balance of all receivables that were designated as Liquidated Receivables during the related Collection Period and (b) the amount of any Cram Down Losses during the related Collection Period, minus the sum of (x) the Liquidation Proceeds allocable to principal collected during the related Collection Period and (y) any recoveries allocable to principal collected during that Collection Period with respect to any receivable designated a Liquidated Receivable.

      “Available Collections” for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

•	all payments collected on the receivables;

•	all Liquidation Proceeds in respect of receivables that were designated as Liquidated Receivables, to the extent such proceeds are allocable to interest due on such receivables;

•	all Liquidation Proceeds attributable to the principal amount of receivables that were designated as Liquidated Receivables during such Collection Period;

•	all recoveries in respect of receivables that were designated as Liquidated Receivables, liquidated and previously written off;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the master servicer under an obligation that arose during the related Collection Period;

•	earnings from investment of funds held from time to time in the trust’s bank accounts (net of any losses on those investments to the extent such losses are not reimbursable by the master servicer); and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment that causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the Cut-off Date.

      Available Collections on any payment date will exclude the following:

•	all payments and proceeds (including Liquidation Proceeds) of any receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period; and

•	any late fees and other administrative fees or similar charges allowed by applicable law, collected by the master servicer during the related Collection Period.

      “Available Funds” means, for any payment date, the sum of:

•	the Available Collections for that payment date; and

•	funds, if any, on deposit in the Reserve Account on that payment date up to the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Collections for that payment date.

      “Average Net Loss Ratio” means, for any payment date, the average of the Net Loss Ratios for such payment date and the preceding two payment dates.

      “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware or the State of Alabama or the state where the subservicer’s principal servicing center is located are authorized by law, regulation or executive order to be closed.

      “Class A Percentage” means a fraction, expressed as a percentage, the numerator of which is the sum of the respective principal balances, as of the closing date, of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, and the denominator of which is the sum of the respective principal balances, as of the closing date, of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes; provided, however, that, unless the Class A Notes have been paid in full, for any payment date as of which the Average Net Loss Ratio is greater than or equal to 4.50%, the Class A Percentage will be 100%; provided further that on any payment date after the Class A Notes have been paid in full, the Class A Percentage will be zero.

      “Class A Principal Distributable Amount” means, with respect to any payment date, the sum of (a) the lesser of (i) the Principal Distributable Amount or (ii) the outstanding principal balance of the Class A-1 Notes on that payment date (before giving effect to any payments made to holders of the Class A Notes on that payment date) and (b) the Class A Percentage of the Principal Distributable Amount reduced by amounts allocated in clause (a) of this definition; provided, however, that the Class A Principal Distributable Amount on any payment date will not exceed the outstanding principal balance of the Class A Notes on that payment date; and provided further that, on the Final Scheduled Payment Date of any class of Class A Notes, the Class A Principal Distributable Amount will not be less than the amount that is necessary to pay that class of Class A Notes in full.

      “Class A Uncapped Principal Distributable Amount” means, with respect to any payment date, the sum of (a) the lesser of (i) the Principal Distributable Amount or (ii) the outstanding principal balance of the Class A-1 Notes on that payment date (before giving effect to any payments made to holders of the Class A Notes on that payment date) and (b) the Class A Percentage of the Principal Distributable Amount reduced by amounts allocated in clause (a) of this definition.

      “Class B Percentage” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the Class B Notes as of the closing date, and the denominator of which is the sum of the respective principal balances, as of the closing date, of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes; provided, however, on any payment date as of which the Average Net Loss Ratio is greater than or equal to 4.50%, if the Class A Notes have been paid in full, the Class B Percentage will be 100%, otherwise, the Class B Percentage will be zero. Notwithstanding the above, on any payment date after the Class A Notes have been paid in full and the Average Net Loss Ratio is less than 4.50%, the Class B Percentage means a fraction, the numerator of which is the sum of the principal balance of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes as of the closing date, and the denominator of which is the sum of the respective principal balances, as of the closing date, of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes; provided that, on any payment date after the Class B Notes have been paid in full, the Class B Percentage will be zero.

      “Class B Principal Distributable Amount” means with respect to any payment date, the sum of (a) the Class B Percentage of an amount equal to (i) the Principal Distributable Amount for that payment date less, (ii) the amount allocated in clause (a) of the definition of the Class A Principal Distributable Amount and (b) the excess, if any, of the Class A Uncapped Principal Distributable Amount over the Class A Principal Distributable Amount; provided, however, that the Class B Principal Distributable Amount on any payment date will not exceed the outstanding principal balance of the Class B Notes on that payment date; and provided further that, on the Final Scheduled Payment Date of the Class B Notes, the Class B Principal Distributable Amount will not be less than the amount that is necessary to pay the Class B Notes in full.

      “Class C Principal Distributable Amount” means with respect to any payment date, the excess of the Principal Distributable Amount, over the sum of (a) the Class A Principal Distributable Amount, and (b) the Class B Principal Distributable Amount; provided, however, that the Class C Principal Distributable Amount on any payment date will not exceed the outstanding principal balance of the Class C Notes on that payment date; and provided further that on the Final Scheduled Payment Date of the Class C Notes, the

Class C Principal Distributable Amount will not be less than the amount that is necessary to pay the Class C Notes in full.

      “Clearstream” means Clearstream, Luxembourg, a professional depository under the laws of Luxembourg.

      “closing date” means December 3, 2002.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Collection Account” means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the master servicer is required to deposit collections on the receivables and other amounts.

      “Collection Period” means, with respect to the first payment date, the period from the Cut-Off Date through December 31, 2002, and with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

      “Contract Rate” means the per annum interest of a receivable.

      “Controlling Class” means the Class A Notes, voting together as a single class, as long as any Class A Notes are outstanding and, thereafter, the Class B Notes as long as any Class B Notes are outstanding and, thereafter, the Class C Notes as long as any Class C Notes are outstanding.

      “Cram Down Loss” means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a receivable or otherwise modifies or restructures the scheduled payments to be made thereon.

      “Cut-off Date” means the beginning of business on November 15, 2002.

      “determination date” means, with respect to any payment date, the third Business Day preceding that payment date.

      “DTC” means The Depository Trust Company and any successor depository selected by the trustee.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

      “Federal Tax Counsel” means Sidley Austin Brown & Wood LLP.

      “Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

      “First Priority Principal Distribution Amount” means, with respect to any payment date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes on that payment date (before giving effect to any payments made to holders of the Class A Notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period; provided, however,

•	on or after the Final Scheduled Payment Date of the Class A-1 Notes, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	on or after the Final Scheduled Payment Date of the Class A-2 Notes, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	on or after the Final Scheduled Payment Date of the Class A-3 Notes, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and

•	on or after the Final Scheduled Payment Date of the Class A-4 Notes, the First Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

      “indenture trustee” means The Bank of New York, a New York banking corporation, as indenture trustee under the indenture.

      “Interest Period” means:

•	with respect to the Class A-1 Notes -

—	in the case of the first Payment Date, the period from and including the Closing Date to but excluding the first Payment Date, or

—	in the case of any other Payment Date, the period from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date; and

•	with respect to all other classes of notes -

—	in the case of the first Payment Date, the period from and including the Closing Date to but excluding the fifteenth day of the following calendar month; and

—	in the case any other Payment Date, the period from and including the fifteenth day of the calendar month preceding such Payment Date, to but excluding the fifteenth day of the following calendar month.

      “Liquidated Receivable” means a receivable with respect to which the earliest of the following has occurred: (l) the related financed vehicle has been repossessed and liquidated, (2) the master servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the receivable have been received, (3) the related financed vehicle has been repossessed and has not been liquidated by the time the receivable has become 180 days past due or (4) the end of the Collection Period in which the receivable becomes 120 days or more past due and the related financed vehicle has not been repossessed.

      “Liquidation Proceeds” means all proceeds of the liquidation of Liquidated Receivables, net of expenses incurred by the master servicer in connection with the liquidation of those Liquidated Receivables and any amounts required by law to be remitted to the obligors on those Liquidated Receivables.

      “Net Loss Ratio” means, for any payment date, the ratio expressed as an annualized percentage of (i) the Aggregate Net Losses for such payment date, to (ii) the Pool Balance on the last day of the second Collection Period preceding the Collection Period in which such payment date occurs.

      “Note Interest Distribution Account” means the segregated trust account established and maintained by the indenture trustee, initially with itself, in the name of itself, into which amounts released from the Collection Account and the Reserve Account for payments of interest to the noteholders will be deposited and from which all payments of interest to the noteholders will be made.

      “owner trustee” means Wachovia Bank of Delaware, National Association, a national banking association, as owner trustee under the trust agreement under which the trust is formed.

      “payment date” means the date on which the trust will pay interest and principal on the notes and any distributions on the certificates, which will be the 15th day of each month or, if any such day is not a Business Day, on the next Business Day, commencing January 15, 2003.

      “Plan” means an employee benefit or other plan or arrangement (such as an individual plan or Keogh plan) that is subject to ERISA, Section 4975 of the Code or a Similar Law.

      “Pool Balance” means, with respect to any payment date, the aggregate principal balance of the receivables at the end of the related Collection Period, after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the master servicer, the seller or the depositor, as the case may be, for such Collection Period, and after adjustment for Cram Down Losses and reduction to zero of the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period.

      “Principal Distribution Account” means the segregated trust account established and maintained by the indenture trustee, initially with itself, in the name of itself, into which amounts released from the Collection

Account and the Reserve Account for payments of principal to the noteholders will be deposited and from which all payments of principal to the noteholders will be made.

      “Principal Distributable Amount” means, for any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding amount of the notes on that payment date (before giving effect to any payments made to noteholders on that payment date) over (b) the Pool Balance as of the end of the related Collection Period; provided, however, that the Principal Distributable Amount will not be greater on any payment date than the aggregate outstanding principal amount of the notes on that payment date (before giving effect to any payments made to noteholders on that payment date) and provided further that on the Final Scheduled Payment Date of any class of notes, the Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate principal balance of such class of notes to zero.

      “Realized Losses” means, for any Collection Period, the excess of the aggregate principal balance of the receivables that were designated as Liquidated Receivables during that Collection Period over Liquidation Proceeds received with respect to the receivables during that Collection Period, to the extent allocable to principal.

      “Record Date” with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as definitive securities, the last day of the preceding month.

      “Recoveries” means, with respect to any Collection Period after a Collection Period in which a receivable becomes a Liquidated Receivable, all monies received by the master servicer with respect to such Liquidated Receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the master servicer in connection with the collection of such Liquidated Receivable and any payments required by law to be remitted to the obligor.

      “Regular Note Principal Distribution Amount” means, with respect to any payment date, the excess, if any, of (a) the excess, if any, of (x) the aggregate outstanding principal amount of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date) over (y) the Pool Balance at the end of the related Collection Period over (b) the sum of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount for that payment date; provided, however, that the Regular Note Principal Distribution Amount will not exceed the outstanding principal balance of the notes; provided further that the Regular Note Principal Distribution Amount on or after the Final Scheduled Payment Date of the Class C Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero; and provided further that on the Reserve Account Pay-Down Date, the Regular Note Principal Distribution Amount will equal the amount necessary to reduce the aggregate outstanding principal amount of the notes to zero.

      “Reserve Account” means the account that the trust will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the trust will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

      “Reserve Account Excess Amount” with respect to any payment date, means the amount equal to the excess, if any, of -

•	the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to any withdrawals from and deposits to the Reserve Account relating to that payment date, over

•	the Specified Reserve Account Balance with respect to that payment date.

      “Reserve Account Pay-Down Date” means the payment date immediately following the first payment date on which the amount on deposit in the reserve account is equal to or greater than the aggregate outstanding principal amount of the notes.

      “Reserve Initial Deposit” means an amount equal to $4,000,000 (0.50% of the aggregate principal balance of the receivables as of the Cut-off Date), to be deposited into the Reserve Account on the closing date.

      “SEC” means the Securities and Exchange Commission.

      “Second Priority Principal Distribution Amount” means, with respect to any payment date, the excess, if any, of (a) the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of that payment date (before giving effect to any payments made to holders of the Class A Notes and the Class B Notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period over (b) the First Priority Principal Distribution Amount for that payment date; provided, however, on or after the Final Scheduled Payment Date of the Class B Notes, the Second Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

      “Servicing Fee” means a fee payable to the master servicer on each payment date for servicing the receivables that is equal to the product of  1/12 of 1.00% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

      “Similar Law” means a federal, state or local law that is substantially similar to Section 404 or 406 of ERISA or Section 4975 of the Code.

      “Specified Reserve Account Balance” means, with respect to each payment date, an amount equal to the greater of (a) 2.00% of the aggregate principal balance of the receivables as of the last day of the related Collection Period and (b) 1.00% of the aggregate principal balance of the receivables as of the Cut-off Date; provided, however, that in no event will the Specified Reserve Account Balance be greater than the aggregate principal balance of the notes on that payment date after giving effect to all payments on that payment date.

      “Total Required Payment”, with respect to any payment date, means the sum of the payments specified in clauses (1) through (7) under “Application of Available Funds — Priority of Payments” in this prospectus supplement.

      “World Omni” means World Omni Financial Corp., d/b/a CenterOne Financial Services.

Prospectus

Regions Auto Receivables Trusts

Asset Backed Notes
Asset Backed Certificates

Regions Acceptance LLC

Before you purchase any of these securities, be sure to read the risk factors beginning on page 11 of this prospectus and the risk factors set forth in the related prospectus supplement.

A security is not a deposit and neither the notes and certificates nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the trust only and will not represent obligations of or interests in Regions Acceptance LLC, the seller, the master servicer, the subservicer or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.
Each trust —

•   will issue asset backed notes and/or certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization if they are sold under this prospectus;

•   will own —

    —   interests in a portfolio of motor vehicle installment loans;

    —   collections on those loans;

    —   security interests in the vehicles financed by those loans; and

    —   funds in the accounts of the trust; and

•   may have the benefit of some form of credit or payment enhancement.

The main sources of funds for making payments on a trust’s securities will be collections on a portfolio of motor vehicle installment loans and any enhancement that the trust may have.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any related prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2002.

READING THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	3
WHERE YOU CAN FIND ADDITIONAL INFORMATION	3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	4
Copies of the Documents	4
SUMMARY	5
RISK FACTORS	11
THE TRUSTS	24
The Receivables	24
The Trustee	25
THE RECEIVABLES POOLS	26
REGIONS BANK’S ORIGINATION AND SERVICING PROCEDURES	28
Origination	28
Underwriting	29
Servicing Responsibility	31
Collection Procedures	31
Extensions	33
Insurance	33
MATURITY AND PREPAYMENT CONSIDERATIONS	34
USE OF PROCEEDS	35
DESCRIPTION OF THE DEPOSITOR	35
DESCRIPTION OF REGIONS BANK	36
PRINCIPAL DOCUMENTS	37
PAYMENTS ON THE SECURITIES	39
CERTAIN INFORMATION REGARDING THE SECURITIES	39
Fixed Rate Securities	40
Floating Rate Securities	40
Book-Entry Registration	41
Definitive Securities	47
Reports to Securityholders	48
THE INDENTURE	49
The Indenture Trustee	56
DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS	57
Sale and Assignment of Receivables	57
Accounts	59
Servicing Procedures	61
Collections	61
Advances	62
Servicing Compensation and Expenses	62
Distributions	63
Credit and Payment Enhancement	64
Net Deposits	65
Statements to Trustees and Trusts	65
Evidence as to Compliance	65
Certain Matters Regarding the Master Servicer	66
Events of Servicing Termination	67
Rights Upon Event of Servicing Termination	68
Waiver of Past Events of Servicing Termination	69
Amendment	69
Limitations on Commencement of Voluntary Bankruptcy Proceeding by Trustee	69
Payment of Notes	70
Termination	70
List of Certificateholders	71
Administration Agreement	71
SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES	72
General	72
Security Interest in the Receivables	72
Security Interests in the Financed Vehicles	72
Enforcement of Security Interests in Vehicles	75
Certain Matters Relating to Conservatorship and Receivership	76
Certain Bankruptcy Considerations Regarding the Depositor	80
Consumer Protection Laws	80
Other Matters	81
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	81
Trusts Characterized as a Partnership	83
Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller	92
Trusts Treated as Grantor Trusts	93
FASIT Provisions	99
STATE TAX MATTERS	103
EMPLOYEE BENEFIT PLAN CONSIDERATIONS	103
Certificates Issued by Trusts	106
Special Considerations Applicable to Insurance Company General Accounts	108
PLAN OF DISTRIBUTION	109
Other Placements of Securities	110
LEGAL OPINIONS	110
GLOSSARY OF TERMS FOR THE PROSPECTUS	111

READING THIS PROSPECTUS AND THE ACCOMPANYING

PROSPECTUS SUPPLEMENT

          We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

          If the terms of the securities described in this prospectus vary from the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

          You will find a glossary of defined terms used in this prospectus on page 111.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

          In this prospectus, the terms “we”, “us” and “our” refer to Regions Acceptance LLC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          Regions Acceptance LLC has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of Asset Backed Notes and/or Asset Backed Certificates by various trusts created from time to time. This prospectus is part of the registration statement but the registration statement includes additional information.

          You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 800-732-0330).

          Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Copies of the Documents

          You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and the related prospectus supplement and

•	you request such copies from Regions Acceptance LLC, 417 20th Street North, Birmingham, Alabama (Telephone: (205) 944-1300).

          This offer only includes the exhibits to those documents if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

SUMMARY

          The following summary is a short description of the main structural features that a trust’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust’s securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.

The Trusts

A separate trust will be formed to issue each series of securities. Each trust will be a common law trust formed by an agreement between the depositor and the trustee of the trust. Each trust will at all times act through the related trustee. In this prospectus or the related prospectus supplement, all references to the trust are references to the trust acting through the related trustee.

The Seller

Regions Bank.

The Master Servicer

Regions Bank. The master servicer may perform its servicing activities directly or through subservicers appointed pursuant to subservicing agreements. Accordingly, where this prospectus refers to the master servicer that reference also includes the master servicer acting through one or more subservicers. Notwithstanding the use of subservicers, the master servicer will remain liable for its servicing duties and obligations as if the master servicer serviced the receivables directly.

The Depositor

Regions Acceptance LLC, a Delaware limited liability company and a wholly-owned subsidiary of Regions Bank.

Trustee

The prospectus supplement will name the trustee for the trust.

Indenture Trustee

If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

A trust’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	the payment dates, which may occur at monthly, quarterly or other specified intervals, for that class;

•	whether and for how long payments of principal and interest will be delayed upon the occurrence of certain events;

•	its final scheduled payment date;

•	whether and when it may be redeemed prior to its final payment date;

•	how collections and losses on the receivables are allocated among the classes of securities; and

•	if applicable, which receivables support one or more specified classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Prepayment

Generally, the master servicer or another person specified in the related prospectus supplement will have the option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables. Upon such a purchase, the securities of that trust will be prepaid in full.

Auction Sale of Receivables

The prospectus supplement for a trust may provide that, if the master servicer or such other person specified in the related prospectus supplement has not exercised the option to purchase the receivables of that trust as described in the preceding paragraph, then the indenture trustee will conduct an auction sale of those receivables in the manner and subject to the conditions described in that prospectus supplement when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the related prospectus supplement) or less of the initial aggregate principal balance of the receivables.

The Receivables and Other Trust Property

The assets of each trust will consist of interests in a pool of retail installment sales contracts, retail installment loans, purchase money notes or other notes made by the seller and secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles and other property, including:

•	the rights to receive payments made on the receivables after the cut-off date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on various related insurance policies.

The receivables will be originated either by the seller or by motor vehicle dealers or lenders. In the latter case, the receivables will have been purchased, directly or indirectly, by the seller pursuant to agreements with the dealers or lenders. The seller will sell the receivables to the depositor who will in turn convey them to the trust that is issuing the related series of securities.

You will find a description of the characteristics of each trust’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•	a reserve account or other account relating to credit or payment enhancement.

Purchase of Receivables after the Closing Date

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor, which will purchase the receivables from the seller over a period specified in the prospectus supplement.

Credit or Payment Enhancement

The prospectus supplement will specify the credit or payment enhancement, if any, for each series of securities. Credit or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve account;

•	overcollateralization, meaning the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust’s securities;

•	excess interest collections, meaning the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust’s securities and any amounts required to be deposited in a reserve account, if any;

•	letter of credit or other credit facility;

•	surety bond or insurance policy;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement accounts or agreements;

•	guaranteed investment contracts;

•	guaranteed rate agreements;

•	ability to issue revolving notes to an affiliate of Regions Bank or another third party;

•	demand obligations issued or guaranteed by an affiliate of the depositor; or

•	other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. The presence of enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account

If there is a reserve account, the seller or the depositor will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement. The prospectus supplement may also specify other methods of funding the reserve account.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement will also specify (1) any minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements — Credit and Payment Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

With respect to each trust, the depositor will acquire the related receivables from the seller under a receivables purchase agreement and will transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The master servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the transfer and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Servicing Fees

Each trust will pay the master servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The master servicer may also be entitled to retain as supplemental servicing compensation (i) certain fees and charges paid by obligors and (ii) all or a portion of the net investment income from reinvestment of collections on the receivables.

Master Servicer Advances of Certain Late Interest Payments

If so specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the master servicer will advance to the trust that portion of the shortfalls that the master servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The master servicer will be entitled to reimbursement from other collections of the trust for those advances that are not repaid out of collections of the related late payments.

Repurchase May Be Required for Modified Receivables

Unless otherwise specified in the related prospectus supplement, in the course of its normal servicing procedures, the master servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the master servicer to repurchase the receivable.

For a discussion of the master servicer’s repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements — Servicing Procedures” in this prospectus.

Repurchase May Be Required for Breaches of Representation or Warranty

The seller will make representations and warranties relating to the receivables when it sells them to the depositor.

The seller will be required to repurchase a receivable from the trust if (1) one of the seller’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach and (3) the breach has not been cured following the discovery by or notice to the seller of the breach. Unless otherwise specified in the related prospectus supplement, the seller will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, instead to substitute a comparable receivable for the receivable otherwise requiring repurchase.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus.

Tax Status

Sidley Austin Brown & Wood LLP, federal tax counsel to the trust, is of the opinion that, for federal income tax purposes:

(1)	securities issued as notes will be treated as indebtedness;

(2)	securities issued as certificates will be treated as one of the following, as specified in the related prospectus supplement:

—	indebtedness;

—	ownership interests in the related trust fund (which would likely be treated as a tax partnership) or in its assets; or

—	if the trust elects to be treated as a Financial Asset Securitization Investment Trust, “FASIT regular securities” or “FASIT ownership securities”; and

(3)	each trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

See “Material Federal Income Tax Consequences” and “State Tax Matters” in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

Employee Benefit Plan Considerations

Notes and Grantor Trust Certificates

Notes and Grantor Trust Certificates offered by this prospectus and the related prospectus supplement will generally be eligible for purchase by employee benefit plans.

If you are an employee benefit plan, you should review the matters discussed under “Employee Benefit Plan Considerations” in this prospectus before investing in the securities.

Form, Denomination and Record Date

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the trust. Unless otherwise specified in the related prospectus supplement, the seller’s accounting records and computer systems will be marked to reflect a sale of the receivables to the depositor. However, because the master servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the trust, another person could acquire an interest in a receivable that is superior to the trust’s interest by obtaining physical possession of the loan document representing that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

If another person acquires a security or other interest in a financed vehicle that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• the seller might fail to perfect its security interest in a financed vehicle;

• another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error because the master servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

	•	the trust may not have a security interest in the financed vehicles in some states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest therein to the trust;

	•	holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the trust’s security interest; and

	•	the trust may lose its security interest in vehicles confiscated by the government.

None of the seller, the master servicer or the depositor will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Consumer protection laws may reduce payments on your securities

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust are available to pay your securities

The securities represent interests solely in a trust or indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller or any of their respective affiliates, or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or payment enhancement for the trust. If so specified in the related prospectus supplement, a class of securities may be secured or supported only by a portion of a trust’s receivables. Therefore, you must rely solely on the assets of the trust, or a specified portion of those assets, for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

The assets of a trust will consist solely of its receivables and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited. If the amounts in the reserve account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the receivables and any other credit or payment enhancement, which will be limited, to make payments on your securities. In addition, the minimum required balance in a reserve account may decrease as the outstanding balance of the receivables decreases.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under the circumstances described herein and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could occur if the master servicer ceases to act as master servicer or any subservicer ceases to act as subservicer

If Regions Bank were to cease acting as master servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. Unless otherwise specified in the related prospectus supplement, the master servicer can be removed as master servicer if it defaults on its servicing obligations as described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination.” Unless otherwise specified in the related prospectus supplement, the master servicer may resign as master servicer under certain circumstances described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements — Certain Matters Regarding the Master Servicer.”

If any subservicer were to cease acting as subservicer, Regions Bank would be required to commence servicing the receivables directly or to engage a new subservicer. If Regions Bank were to engage a new subservicer, the transfer of the servicing functions to the new subservicer could encounter operational or logistical difficulties that could impair the servicing of the contracts during the servicing transition period and may result in increased delinquencies and losses on the receivables. See “Regions Bank’s Origination and Servicing Procedures — Servicing Responsibility.”

Bankruptcy of Regions Acceptance LLC, as depositor, could result in delays in payment or losses on the securities

Regions Acceptance LLC, as depositor, intends that its transfer of the receivables to the issuer will be a valid sale and assignment of the receivables to the issuer for non-tax purposes. If Regions Acceptance LLC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Regions Acceptance LLC or Regions Acceptance LLC itself were to take the position that the sale of receivables by the depositor to the issuer for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing of Regions Acceptance LLC, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables even if the transfer of the receivables to the issuer is characterized as a sale for non-tax purposes.

Insolvency of Regions Bank could result in delays in payments or losses on your securities

Regions Bank intends that each transfer of receivables by it to the depositor will constitute a sale without recourse of all of its right, title and interest in and to the receivables to the depositor. If Regions Bank were to become insolvent, a conservator or receiver may be appointed which may be the FDIC. The FDIC, as conservator or receiver of Regions Bank, might take the position that the transfer of receivables did not constitute a “sale,” but rather was a “loan” or other contractual obligation of Regions Bank to the depositor secured by the receivables. If this recharacterization were upheld, the depositor and, as a consequence, the applicable trust would be creditors of Regions Bank.

Under the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), the FDIC, as conservator or receiver of Regions Bank, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. However, the valid perfected security interest of the indenture trustee would be enforceable (to the extent of the issuer’s “actual direct compensatory damages”) notwithstanding the insolvency of Regions Bank and the subsequent repudiation or disaffirmation of the purchase agreement by the FDIC as conservator or receiver of Regions Bank, to the extent that the following requirements are met, among others:

•	Regions Bank granted a security interest in the receivables to the depositor that was assigned to the issuer and then to the indenture trustee;

•	the security interest is a first priority security interest and was validly perfected before Regions Bank’s insolvency; and

•	the security interest was not taken or granted in contemplation of Regions Bank’s insolvency or with the intent to hinder, delay or defraud Regions Bank’s creditors.

Accordingly, payments to the related trust with respect to the receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of Regions Bank. If, however, the FDIC were to require the indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC were to request a stay of proceedings with respect to Regions Bank as provided under FIRREA, delays in payments on the securities and possible reductions in the amount of those payments could occur.

Effective from September 11, 2000, the FDIC has adopted a rule that provides that if a bank’s transfer of receivables satisfies certain requirements then, notwithstanding the FDIC’s rights described above, the FDIC would not seek to reclaim, recover or recharacterize the receivables as property of the bank or of the bank’s receivership. Regions Bank believes that the transfers of the receivables will comply in all material respects with the rule’s requirements. Nevertheless, under the rule, the FDIC, as conservator or receiver of Regions Bank, would still retain the right to take certain actions with respect to the receivables, including (i) to enforce the receivables purchase agreement, the sale and servicing agreement and the other documents to which Regions Bank is a party (the “Basic Documents”) notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) to disaffirm or repudiate any Basic Documents that impose continuing obligations or duties on Regions Bank in conservatorship or receivership.

In addition, in the event of a master servicer termination event relating to the insolvency of the master servicer, if no master servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the master servicer may have the power to prevent the appointment of a successor master servicer.

See “Some Important Legal Issues Relating to the Receivables — Certain Matters Relating to Conservatorship or Receivership.”

Subordination may cause some classes of securities to bear additional credit risk

To the extent specified in the related prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities or to the rights of other parties such as swap counterparties. Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

	•	interest payments on any date on which interest is due may first be allocated to the more senior classes or to other parties such as swap counterparties;

	•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

	•	principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made;

	•	subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do; and

	•	if the trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities		You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. Faster-than-

expected prepayments on the receivables will cause the trust to make payments on its securities earlier than expected. We cannot predict the effect of prepayments on the average life of your securities. All the receivables, by their terms, may be prepaid at any time. Prepayments, and sales of receivables that have the effect of a prepayment, include:

•	prepayments in whole or in part by the obligor;

•	liquidations due to default;

•	partial payments with proceeds from physical damage, credit life and disability insurance policies;

•	required purchases of receivables by the master servicer or repurchases of receivables by the seller for specified breaches of their representations or covenants;

•	an optional repurchase of a trust’s receivables by the master servicer or another person specified in the related prospectus supplement when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables; and

•	the sale of a trust’s receivables in a successful auction.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled payment date for that class specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of that class of notes will occur later than that date.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations” in the prospectus supplement and in this prospectus.

You may suffer losses on your securities if the master servicer is permitted to hold collections and commingle them with its own funds	With respect to each trust, unless otherwise specified in the related prospectus supplement, the master servicer will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the day prior to the next date on which distributions are made on the securities. During this time, the master servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the master servicer is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

For more information about the master servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements — Collections” in this prospectus.

Reliance on representations and warranties by the seller, the depositor or the master servicer that proves to be inadequate may result in losses on your securities	In connection with the transfer of receivables by the seller to the depositor and the transfer by the depositor to a trust, the seller will make representations and warranties with respect to the characteristics of the receivables. In some circumstances, the depositor may be required to repurchase from the trust and the seller would be required simultaneously to repurchase from the depositor receivables with respect to which the representations and warranties have been breached. In addition, under some circumstances the master servicer may be required to purchase receivables from a trust. If the seller or master servicer, as applicable, fails to repurchase any receivables that it is required to purchase, the trust may suffer a loss and, in turn, you may suffer a loss on your securities.

You may suffer losses because you have limited control over
the actions of the trust	Under certain circumstances, a portion of the holders of a trust’s most senior class of outstanding securities will have the right to control the trust’s actions. For example, if an event of default should occur and be continuing with respect to notes issued by any trust, the related indenture trustee or holders of a majority in principal amount of the most senior class of outstanding securities may declare the principal of those notes to be immediately due and payable. Furthermore, following certain events of default and under certain circumstances, the consent of the holders of 66 2/3% of the aggregate outstanding amount of the most senior class of outstanding securities will be required before the indenture trustee may sell the receivables of a trust. The holders of any subordinate class of securities will not have any right to participate in those determinations for so long as any more senior class is outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the most senior class. See “The Indenture.”

The most senior class of outstanding securities controls removal of the master servicer upon a default on its servicing
obligations	Generally, the holders of a majority of a trust’s most senior class of outstanding securities (or the applicable trustee acting on their behalf) can remove the master servicer if the master servicer —

	•	does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

	•	defaults on a servicing obligation that materially and adversely affects the trust after a grace period after notice; or

	•	unless otherwise specified in the prospectus supplement, initiates or becomes the subject of insolvency proceedings.

Those holders may also waive a default by the master servicer. The holders of any subordinate class of securities do not have any rights to participate in those determinations for so long as any more senior class is outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the most senior class. See “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination.”

You may not be able to resell
your securities	There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

Geographic concentration of a trust’s receivables may adversely affect your
securities	Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust’s receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether any of these conditions may occur, or to what extent the receivables or the repayment of your securities may be affected. The location of a trust’s receivables by state, based upon obligors’ addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

We may enter into certain forms of credit enhancements, hedge or swap transaction
which involve credit risk	We may enter into certain forms of credit enhancement, interest rate or currency swaps or other hedge arrangements with respect to a series or class of securities. Such arrangements entail certain kinds of risks, including credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge) and, with respect to any swap or hedge arrangement, the risk of an event of default or termination event which would cause the hedge arrangement to be prematurely terminated. Any such event of default or termination event could also result in the issuer owing a termination payment to the applicable swap counterparty which could deplete the amount of any collections available for noteholders or certificateholders and result in a loss. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

Ratings of the securities	At the initial issuance of the securities of a trust, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security’s rating would adversely affect its market value.

If book-entry registration is used, you will be able to exercise your rights as a securityholder only through the clearing agency and your ability to transfer your securities may be limited	The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company or Clearstream or Euroclear. Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through The Depository Trust Company and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in The Depository Trust Company system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in the prospectus. See “Certain Information Regarding the Securities — Definitive Securities” in this prospectus.

THE TRUSTS

          The depositor will establish a separate trust as a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement and will at all times act through the related trustee. In this prospectus or the related prospectus supplement, all references to the trust are references to the trust acting through the related trustee. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

The Receivables

          Certain information concerning the experience of the seller specified in the related prospectus supplement with respect to its portfolio of Motor Vehicle Loans (including previously sold Motor Vehicle Loans that the seller continues to service) will be set forth in the related prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables owned by a trust will be comparable to that information.

          On the closing date for a trust, the seller will sell and transfer receivables to the depositor, and the depositor will sell and transfer the receivables to the trust in an amount specified in the related prospectus supplement. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a “cut-off date”) specified in the prospectus supplement. To the extent provided in the related prospectus supplement, the seller will convey Subsequent Receivables to the depositor, and the depositor will convey those Subsequent Receivables to the trust, as frequently as daily during the Funding Period specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. Any Subsequent Receivables will also be assets of the applicable trust allocated solely to that series of securities.

          A trust will purchase Subsequent Receivables only if the prospectus supplement so specifies.

          The property of each trust will also include:

•	security interests in the financed vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

•	the seller’s and depositor’s rights to documents and instruments relating to the receivables;

•	amounts that from time to time may be held in one or more accounts maintained for the trust;

•	any credit or payment enhancement specified in the prospectus supplement;

•	any property that shall have secured a receivable and that shall have been acquired by or on behalf of the seller, the master servicer, the depositor or the applicable trust;

•	the interest of the depositor in any proceeds from recourse to dealers on receivables or financed vehicles with respect to which the master servicer has determined that eventual repayment in full is unlikely;

•	certain rights under swap arrangements or other interest rate protection agreements or other derivatives, if any; and

•	any and all proceeds of the above items.

          If the trust issues notes, the trust’s rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If the trust issues certificates, the certificates will represent beneficial interests in the trust, and will be subordinated to the notes to the extent described in the related prospectus supplement.

The Trustee

          The trustee for each trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the trust agreement or the pooling and servicing agreement. The trustee may resign at any time, in which event the administrator, in the case of a trust agreement, or the master servicer, in case of a pooling and servicing agreement, will be obligated to appoint a successor trustee. The administrator or the master servicer may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the trust agreement or the pooling and servicing agreement, as applicable, or

•	the trustee becomes insolvent.

          In either of these circumstances, the administrator or master servicer must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

          You will find the addresses of the principal offices of the trust and the trustee in the prospectus supplement.

THE RECEIVABLES POOLS

          Criteria for Selecting the Receivables. The receivables to be held by each trust will be selected from the seller’s portfolio in accordance with several criteria, including that each receivable:

•	is secured by a new or used automobile, light-duty truck, motorcycle, recreational vehicle, van, minivan or sport utility vehicle;

•	was originated in the U.S.;

•	has a fixed or variable interest rate;

•	is a simple interest receivable or a precomputed receivable;

•	as of the cut-off date:

—	had an outstanding principal balance of at least the amount set forth in the related prospectus supplement;

—	had a remaining number of scheduled payments not more than the number set forth in the related prospectus supplement;

—	had an original number of scheduled payments not more than the number set forth in the related prospectus supplement;

—	had an annual percentage rate of not less than the rate per annum set forth in the related prospectus supplement; and

—	would not cause more than 20% (or such other percentage specified in the related prospectus supplement) of the receivable pool to be more than 30 days (or such other number of days specified in the related prospectus supplement) past due;

•	provides for level monthly payments that fully amortize the amount financed over its original term to maturity (provided that the payment in the last month of the term of the receivable may be minimally different from the level monthly payments) or provides for a different type of amortization described in the prospectus supplement; and

•	satisfies the other criteria, if any, set forth in the prospectus supplement.

          The seller will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures believed by the seller to be adverse to the holders of securities of the related series will be used in selecting the receivables for the trust. Terms of the receivables included in each trust that are material to investors will be described in the related prospectus supplement.

          Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment under a simple interest receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate of interest of the loan and further multiplied by the period elapsed since the last payment of interest was made.

          If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

          Conversely, if an obligor pays a fixed monthly installment after its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

          In either case, the obligor under a simple interest receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

          Receivables other than Simple Interest Receivables. If the receivables are not simple interest receivables, the prospectus supplement will describe the method of applying payments on the receivables.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

          We will provide information about the receivables to be held by each trust in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

•	the aggregate principal balance of all of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of those rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life; and

•	the distribution by contract rate of interest and by the states of origination.

REGIONS BANK’S ORIGINATION AND SERVICING PROCEDURES

          The following is a description of the origination, underwriting and servicing of Regions Bank’s portfolio of motor vehicle loans as of the date of this prospectus. The information relates only to motor vehicle loans acquired by Regions Bank through its Dealer Credit Services division, and does not describe the origination, underwriting and servicing of receivables originated by other divisions or affiliates of Regions Bank or otherwise acquired by Regions Bank. To the extent that any receivables other than those acquired through Regions Bank are included in the pool of receivables transferred to the depositor, or to the extent that the origination and servicing procedures change, the prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the depositor.

Origination

          Regions Bank originates receivables primarily in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas. Regions Bank may originate a receivable:

•	through the purchase of a retail installment sales contract from a dealer pursuant to a dealer agreement, or

•	through the purchase or origination of a receivable pursuant to an origination agreement with a third party.

          Regions Bank selects dealers based upon the dealer’s commercial reputation and the prior experience of the dealer or the dealer’s predecessor organization. Each dealer from whom Regions Bank purchases a receivable must execute a dealer agreement that, among other things, sets out the guidelines and procedures of the purchasing and origination process. Regions Bank enters into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with a few dealers that sell used motor vehicles.

          Regions Bank may also extend loans and lines of credit to some dealers for, among other things, inventory financing and other commercial purposes. Such loans and lines of credit will not be included among the receivables purchased by any trust. Regions Bank only extends loans or lines of credit to dealers based upon a financial review, and these dealers are evaluated through periodic financial reviews and formalized credit review procedures.

          Regions Bank’s dealer agreements provide for the repurchase by the dealer of any receivable at its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectibility of the receivable or the creditworthiness of the obligor under the receivable. Regions Bank offers risk-based pricing programs to dealers to cover various levels of obligor risk.

          Regions Bank may also establish and maintain relationships with third parties who will refer individual receivables applications to Regions Bank or sell individual receivables to Regions Bank from time to time pursuant to origination agreements. Each origination agreement requires the repurchase by the third party seller of any receivable with respect to which a representation or warranty made by the third party seller is breached. Any receivables sold to Regions Bank pursuant to an origination agreement and the certificates of title of the related financed vehicles are assigned to Regions Bank. However, the related financed vehicles may not be retitled in the name of Regions Bank.

Underwriting

          Receivables that are directly originated by Regions Bank and purchased from a dealer pursuant to a dealer agreement with Regions Bank will have been originated in accordance with Regions Bank’s established underwriting policies and procedures. Receivables purchased from a third party pursuant to an origination agreement will have been originated or re-underwritten in accordance with Regions Bank’s underwriting standards.

          Regions Bank’s policies and procedures are intended to assess the applicant’s ability and willingness to repay the amounts due on the receivable and to establish the adequacy of the financed vehicle as collateral. The underwriting policies and procedures are intended to guide and complement, but not replace, the judgment of the credit underwriter in reviewing a credit application. Exceptions to underwriting guidelines are permitted within certain established parameters.

          The credit underwriting process requires applicants to complete an application on a form which generally includes such information as the applicant’s income, residential status, indebtedness, credit and employment history and other personal information. The dealer will forward the information by fax or electronically for review and credit evaluation to Dealer Credit Services. The APPRO system automatically obtains an independent credit bureau report for each application and then “scores” the application with the use of a scorecard. Regions Bank uses the scorecard to review an application and establish the probability that the proposed loan contract will be paid in accordance with its terms. The credit scores are then ranked according to credit risk, which is the likelihood that the account will become delinquent or subject to repossession. Regions Bank also evaluates the application against the “minimum required score” it has established as the minimum acceptable score to finance a loan contract, which is revised from time to time as changes occur in economic conditions and Regions Bank’s loan contract portfolio.

          Loan officers must review the credit scores, credit quality factors, statistical information, debt-to-income analysis and the credit bureau report in order to make a credit decision. Creditworthiness is evaluated based on, among other things, credit history, stability of employment, debt-to-income ratios, numerical credit scoring models, and any other evidence in the credit report which the account officer deems appropriate. Collateral eligibility criteria (including maximum loan-to-value percentages) must also be satisfied. Regions Bank assesses credit history based on the type and mix of references, the existence of retail revolving charge or installment credit, line of credit or installment loans, finance company installment loans or mortgages, age of accounts, account utilization based on comparison of the outstanding balance reported on revolving accounts to the account limits, and any other evidence in the credit report of the applicant’s ability and willingness to manage increasing financial responsibilities based on payment and borrowing practices. The account officer weighs all of these factors together in reaching a judgment regarding the sufficiency of an applicant’s credit experience, and documents his or her analysis of these factors in the APPRO system.

          In May 2000, Regions Bank implemented a numerical credit scoring system developed on its behalf by Fair, Isaac & Company (“Fair Isaac”), a lending and leasing consulting firm, as a semi-custom pooled data scorecard. In developing this system, Fair Isaac compiled a list of various characteristics that, in its view, cumulatively carried the most weight in predicting historical credit performance. Fair Isaac then assigned point values and weighting to each of these characteristics. Regions Bank currently uses the Fair Isaac scorecard for all receivables it originates. Previously, Regions Bank used a pool data scorecard.

          Regions Bank uses an automated approval and declination process for certain applications based on selection criteria including the Fair Isaac scorecard. Applications that are not automatically approved or denied are reviewed by a credit analyst. Under Regions Bank’s guidelines, a credit specialist generally may not override the scorecard analysis of applications above or below the minimum required score by more than a limited percentage of those applications (depending on vehicle make and geographic location). Regions Bank tracks both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists daily to ensure the statistical validity of the scoring models. Regions Bank reports in detail all aspects of the numerical scoring model to track the performance of its retail automobile loan contract portfolio.

          The allowable advance amount for new and used vehicles is a percentage of dealer invoice or wholesale value from an approved guide book (Black Book or NADA) plus tax and license fees, registration fees, service contract fees, any premium for credit life, accident and health insurance, gap insurance and certain other rebatable insurance products obtained in connection with a receivable. Regions Bank also sets maximum dollar advances for gap insurance and service contracts. The maximum approved percentage is based on an applicant’s bureau score and generally ranges from 90% to 130%. The standard maximum term for a receivable also varies based on the applicant’s bureau score, but cannot exceed 72 months.

          After analysis of the factors described above, including the credit score, an account officer with appropriate lending authority will enter the credit decision into the APPRO system and, subsequently, notify the dealer by automated fax, phone or electronically. Account officers are assigned lending and exception approval authority limits. Requests exceeding an officer’s lending limit must be referred to a more senior officer who has a sufficient lending or exception approval limit. Exceptions to policies and procedures must be approved by individuals authorized in the specific policy. Any credit transaction that deviates from policy is noted in writing in the approval summary in the APPRO system, as an exception to policy.

          If a prospective customer is accepted, the dealer will prepare the necessary paperwork to sell the vehicle to the customer. Standard basic loan documentation consists of a motor vehicle sales contract or installment loan agreement between the dealer and the customer, the customer’s credit application, a copy of the title application, a verification of insurance form and, for new vehicles, a factory invoice. Regions Bank books the receivable only after receiving all satisfactorily completed required forms.

Servicing Responsibility

          Regions Bank currently delegates the majority of its servicing responsibilities with respect to its serviced portfolio to subservicers pursuant to subservicing agreements. Information concerning any subservicer of the contracts transferred to each trust will be set forth in the prospectus supplement.

          Notwithstanding the delegation by the master servicer of its servicing duties to one or more subservicers, the master servicer will remain primarily liable to the trust under the sale and servicing agreement for the performance of those duties. If at any time a subservicer is in default in the performance of its subservicing obligations and the indenture trustee or trustee is unwilling to act as successor servicer, Regions Bank would be required to commence servicing its portfolio itself or to engage a new subservicer to service the portfolio. If Regions Bank were required to engage a new subservicer, the transfer of servicing functions from the subservicer to the successor subservicer could encounter operational and logistical difficulties that would impair the servicing of the contracts during the servicing transition period and may result in increased delinquencies and losses on the receivables. Industry experience indicates that increases in delinquencies and defaults on contracts are likely to result immediately following servicing transfers.

Collection Procedures

          Regions Bank employs a behavioral scorecard in its collection strategy. Regions Bank considers a payment past due and delinquent when the customer fails to pay 40 dollars or more of the scheduled payment on its due date. Accounts are contacted in the delinquency cycle according to their risk. An account that is considered high risk according to the behavioral scorecard may be contacted within five days after the contractual payment date, while an account considered low risk may be first contacted as many as 21 days after the contractual payment date. On average, accounts are contacted twelve days after the contractual payment date. The behavioral scorecard is continually revalidated. From the date of the first contact until the 59th day of delinquency, collection personnel contact delinquent obligors by automatic dialer and/or manual phone call. Repossession procedures begin when all other collection efforts are exhausted.

          Before an account is assigned to an independent contractor for repossession, a pre-repossession notice is mailed to the obligor. Between the date when the receivable is 60 days past due and the date when it becomes 90 days past due, a pre-repossession account review is completed and the request for repossession action is approved by the servicing Collection Department supervisor. Repossessions are handled by assigned independent contractors and are normally completed by the time a receivable becomes 90 days past due. Once repossession is assigned, the servicing collections department follows up with the contractors for vehicle pick-up. After the motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed primarily through auction sales. After the sale of the financed vehicle, Regions Bank will pursue any deficiency remaining to the extent it deems practical and to the extent permitted by law.

          Receivables owed by non-bankrupt obligors will be charged off in the month when (1) if the related vehicle has not been repossessed, the related contract is more than 120 days delinquent or (2) if the related vehicle has been repossessed, the vehicle has been held in inventory more than 180 days or sold. If the location of the vehicle and the customer is unknown, the account will be considered a skip and must be charged-off after all efforts to locate the customer and/or recover the collateral have been exhausted, but in no case later than the month in which the account becomes 120 days delinquent. If an obligor has filed for bankruptcy, the collections department will, on notification of the bankruptcy, determine if the obligor wishes to return the vehicle or resume payment. If the obligor wishes to keep the vehicle, the collections department will determine whether the receivable is well collateralized and the obligor has the willingness and ability to resume payment. Charge-off procedures for accounts in bankruptcy are generally the same as for other accounts, e.g., the 120-day delinquent rule applies to all accounts.

          Charge-offs may also occur due to insurance losses or due to destruction of a vehicle that is not covered by insurance. An insurance loss occurs when the settlement amount from the insurance company on a totaled vehicle is less than the actual payoff quoted by Regions Bank. As the lienholder, on a retail account, Regions Bank is required to accept all fair and reasonable settlements for total loss claims and must release the title of the vehicle to the insurance company. If a vehicle is damaged without insurance coverage, the account may be charged-off depending on whether the costs of repair or refurbishment exceed the projected net proceeds from the sale of the repaired vehicle.

          All charge-offs are reviewed by appropriate personnel in the servicing collections department. The accounting entry of the charge-off is made by moving the charged-off loans from the normal performing loan system into a charge-off recovery management system. Regions Bank or its designated servicer analyzes the loss to determine the best method of recovery. This could include a monthly payment arrangement, settlement or repossession. Customers are contacted by telephone and written correspondence. If in-house attempts are determined to be impractical or uneconomical to pursue, accounts are then referred to outside collection agencies or outside counsel for further collection activity. Accounts are actively pursued by outside agencies until paid, settled or determined to be not collectable. Currently, first and second agency placements are employed by Regions Bank prior to closing an account.

          Information concerning the experience of Regions Bank pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any receivables related to a series of securities will be comparable to prior experience or to the information provided.

Extensions

          Regions Bank has specified extension policies designed to comply with Federal Financial Institutions Examination Council guidelines concerning extensions, deferrals and rewrites. Regions Bank offers extensions to borrowers in situations where the borrower is temporarily unable to keep the loan current due to a temporary financial situation. At the discretion of collections department management, but subject to guidelines, Regions Bank may extend the loan contract if the customer pays an extension fee equal to accrued interest from the last payment date. Accrued interest is paid by the customer at the time an extension is granted and processed. The fee is credited to the appropriate general ledger account and the accrued interest charged is credited to the loan. Payment of interest may be deferred until the next payment is made but interest is never waived. When this occurs, the customer’s final payment will increase as a result of the change in amortization sequence. Waivers of extension fees and deferral of interest must be approved by a manager in the collections department.

          Regions Bank also engages in programs that periodically solicit customers for payment extensions. To qualify for a payment extension, an account must satisfy certain criteria which are designed to preserve the quality of loan portfolio. Any extension may extend the maturity of the applicable contract beyond its original term to maturity and increase the weighted average life of the receivables.

Insurance

          Each receivable requires the obligor to obtain and maintain collision and comprehensive insurance on each motor vehicle. As a prerequisite to acquiring a loan, the obligor must provide Regions Bank with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder, or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the master servicer has the right, but is not obligated, to declare the receivable to be in default.

MATURITY AND PREPAYMENT CONSIDERATIONS

          The weighted average life of the securities of each trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes include the following circumstances:

•	prepayments in whole by obligors, who may repay, in whole or in part, at any time without penalty;

•	partial prepayments by obligors, including those related to rebates of extended warranty contract costs and insurance premiums;

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies;

•	repurchases by the depositor of any receivables sold to the trust if a breach of the representations and warranties made by the depositor with respect to those receivables has occurred and the receivables are materially and adversely affected by the breach;

•	purchases by the master servicer of any receivables from the trust if breaches of specified covenants occur or if the master servicer extends or modifies the terms of any such receivable beyond the Collection Period preceding the final scheduled payment date for the securities specified in the prospectus supplement;

•	liquidations of the receivables due to default;

•	an optional repurchase of a trust’s receivables by the master servicer or another person specified in the related prospectus supplement when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables; and

•	the sale of a trust’s receivables in a successful auction when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the related prospectus supplement) or less of the initial aggregate principal balance of the receivables.

          In light of the above considerations, neither the seller nor the depositor can assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust’s receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

          The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller’s consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the rate of prepayments of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

          In addition, a sale and servicing agreement or pooling and servicing agreement may allow the originator to refinance an existing Motor Vehicle Loan for an obligor so long as the proceeds of the refinanced loan are used to prepay the existing Motor Vehicle Loan in full and the refinanced loan is evidenced by a new promissory note. Any loan resulting from the refinancing will not be the property of the related trust.

USE OF PROCEEDS

          Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of the securities of a trust will be applied by the trust —

•	to the purchase of the receivables from the depositor;

•	if the trust has a pre-funding account, to make the deposit into that account;

•	if the trust has a reserve account, to make the initial deposit into that account;

•	if the trust has a yield supplement account, to make the initial deposit into that account;

•	to pay other expenses in connection with the issuance of the securities; and

•	for any other purposes specified in the prospectus supplement.

          The depositor will use the portion of the net proceeds from the sale of the securities of a trust that is paid to it to purchase receivables from the seller and to pay for certain expenses incurred in connection with the purchase of the receivables and the sale of the securities. The trust may also issue one or more classes of securities to the depositor, the seller or an affiliate of the seller and the depositor in partial payment for the receivables.

DESCRIPTION OF THE DEPOSITOR

          The depositor, Regions Acceptance LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of Regions Bank, was formed as a limited liability company under the laws of the State of Delaware on October 3, 2002 and has a limited operating history. The depositor was organized solely for the limited purpose of acquiring and selling consumer loan receivables and associated rights, forming or causing the formation of trusts, causing the issuance of securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the depositor are located at 417 20th Street North, Birmingham, Alabama.

          The only obligations, if any, of the depositor with respect to the securities issued by any trust may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the related originator simultaneously performs its obligation to repurchase such receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

          Neither the depositor, the seller, the master servicer nor any of their respective affiliates will insure or guarantee the receivables or the securities issued by any trust.

DESCRIPTION OF REGIONS BANK

          Regions Bank, a bank organized under the laws of the State of Alabama, is a wholly owned subsidiary of Regions Financial Corporation, a Delaware financial holding company. Regions Bank is engaged in banking and related activities, including providing automotive financing to its customers and to automotive dealers and their customers. The principal executive offices of Regions Bank are at 417 20th Street North, Birmingham, Alabama. The telephone number of Regions Bank is (205) 944-1300.

          Regions Financial Corporation was formed in 1971 as First Alabama Bancshares, Inc., a multi-bank holding company. The holding company began operations with a total of $543 million in assets and 40 banking locations in Birmingham, Huntsville and Montgomery.

          First Alabama Bancshares, Inc. was renamed Regions Financial Corporation in 1994. At the end of the second quarter of 2002, Regions Financial Corporation reported assets in excess of $46.1 billion. Regions Financial Corporation currently ranks among the top 25 largest financial services companies in the country by asset size and offers banking services from more than 680 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas. It also offers banking-related services in the fields of mortgage banking, securities brokerage, mutual funds and insurance.

PRINCIPAL DOCUMENTS

          In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:

Document	Parties	Primary Purposes

Trust Agreement	Trustee and depositor	• Creates the trust
• Provides for issuance of certificates and payments to certificateholders
• Establishes rights and duties of trustee
• Establishes rights of certificateholders
Indenture	Trust, as issuer of the notes, and indenture trustee	• Provides for issuance of the notes, the terms of the notes and payments to noteholders
• Establishes rights and duties of indenture trustee
• Establishes rights of noteholders
Receivables Purchase Agreement	Seller, and depositor, as purchaser	• Effects transfer of receivables to the depositor
• Contains representations and warranties of seller concerning the receivables
Sale and Servicing Agreement	Depositor, as seller, master servicer, a trust, as purchaser, administrator and indenture trustee	• Effects transfer of receivables to the trust • Provides for assignment to trust and indenture trustee of rights to enforce representations and warranties of seller concerning the receivables
• Contains servicing obligations of master Servicer
• Provides for compensation to master servicer
• Directs how cash flow will be applied to expenses of the trust and payments on its securities

If the trust is a grantor trust (as specified in the prospectus supplement):

Document	Parties	Primary Purposes

Receivables Purchase Agreement	Seller, and depositor, as purchaser	•	Effects sale of receivables to the depositor
		•	Contains representations and warranties of seller concerning the receivables
Pooling and Servicing Agreement	Trustee, depositor, as seller, and master servicer	•	Creates the trust
		•	Effects transfer of receivables to the trust
		•	Contains representations and warranties of depositor concerning the receivables
		•	Provides that assignees of the depositor, specifically the trustee, may enforce the seller’s representations and warranties directly
		•	Contains servicing obligations of master servicer
		•	Provides for compensation to master servicer
		•	Provides for issuance of certificates and payments to certificateholders
		•	Directs how cash flow will be applied to expenses of the trust and payments to certificateholders
		•	Establishes rights and duties of trustee
		•	Establishes rights of certificateholders

          Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

          A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

PAYMENTS ON THE SECURITIES

          The prospectus supplement will describe

•	the timing, amount and priority of payments of principal and interest on each class of the securities,

•	their interest rates or the formula for determining their interest rates,

•	the method of determining the amount of their principal payments,

•	the priority of the application of the trust’s available funds to its expenses and payments on its securities, and

•	the allocation of losses on the receivables among the classes of securities.

          The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments or

•	residual cash flow remaining after all other classes have been paid.

          A class of securities may be intended to have a single payment of principal on a single due date. The related trust may issue additional securities in order to finance such single payment of principal.

          Interest rates may be fixed or floating. In this regard, a trust may have an interest rate swap. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

          Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of that class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A trust may have a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

          A trust may have a revolving period. During a revolving period, principal payments may not be made on the securities. Instead, a portion or all of the available principal collections will be used by the trust to purchase additional receivables. You will find a description of the characteristics of a trust’s revolving period, if any, including the timing and duration of any revolving period, in the related prospectus supplement.

CERTAIN INFORMATION REGARDING THE SECURITIES

          Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement. Some other characteristics of the securities are also described below.

Fixed Rate Securities

          Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

          Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or (ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the prospectus supplement.

          The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

          A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

          Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

          The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller or its affiliates, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC’s nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, that nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities, will not be entitled to receive a physical certificate representing your interest in the securities of that class.

          If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC’s procedures with respect thereto.

          Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, those securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

          The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

          You may hold your securities through DTC in the U.S., Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

          Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

          The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward payments on the securities to its participants, which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the indenture trustee or the trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit payments on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

          DTC will advise the related administrator or master servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the related securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that its actions are taken on behalf of participants whose holdings include those undivided interests.

          Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          Clearstream Banking, société anonyme (“Clearstream”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.

          Following the merger, the Board of Directors of CI renamed the companies in the group “Clearstream”. With effect from January 14, 2000, New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”.

          On January 17, 2000 DBC was renamed “Clearstream Banking AG”. Consequently, there are now two entities in the corporate group headed by Clearstream International that share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

          Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

          The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”).

          All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

          With respect to any class of notes and any class of certificates issued in book-entry form, those notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

(1)	the indenture trustee or trustee, as applicable, of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the indenture trustee or trustee, as the case may be, is unable to locate a qualified successor,

(2)	the indenture trustee or trustee, as applicable, at its option, elects to terminate the book-entry system through DTC, or

(3)	after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of the related trust advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interest of the holders of those securities.

          Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as Definitive Securities to those securityholders.

          Distributions of principal of, and interest on, those Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for those securities in the related prospectus supplement. Those distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee or, if the securityholder satisfies certain requirements in the related indenture or the related trust agreement, by wire transfer. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of that Definitive

Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

          On or prior to each payment date, the administrator or the master servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the payment date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information (and any other information so specified in the prospectus supplement) with respect to that payment date or the period since the previous payment date, as applicable:

(1)	the amount of the distribution allocable to principal of each class of securities;

(2)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(3)	the interest rate or pass through rate for the next period for any class of securities of that trust with variable or adjustable rates;

(4)	the aggregate principal balance of the receivables as of the close of business on the last day of the preceding Collection Period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)	the aggregate outstanding principal amount for each class of securities, each after giving effect to all payments reported under clause (1) above on that date;

(7)	the amount of the servicing fee paid to the master servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

(8)	the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

(9)	previously due and unpaid interest payments (plus interest accrued on that unpaid interest), if any, on each class of securities, and the change in those amounts from the preceding statement;

(10)	previously due and unpaid principal payments (plus interest accrued on that unpaid principal), if any, on each class of securities, and the change in those amounts from the preceding statement;

(11)	the aggregate amount to be paid in respect of receivables, if any, repurchased in that Collection Period;

(12)	the balance of any reserve account, if any, on such date, after giving effect to changes therein on that date;

(13)	the amount of Advances to be remitted by the master servicer on that date, if applicable;

(14)	for each such date during any Funding Period, the amount remaining in the pre- funding account; and

(15)	for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust.

          Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of those securities.

          Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences.”

          In addition, the filing with the SEC of periodic reports with respect to any trust will cease following the reporting period for that trust required by Rule 15d-1 under the Securities Exchange Act of 1934.

THE INDENTURE

          With respect to each trust that issues notes, one or more classes of notes of the trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes that you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

          Events of Default. With respect to the notes issued by a trust, “Events of Default” under the related indenture will consist of:

•	a default by the trust for five days, or such other specified in the related prospectus supplement, in the payment of any interest on any notes (or, if so specified in the related prospectus supplement, on the most senior class of notes of the trust then outstanding) issued by the trust;

•	a default in the payment of the principal of or any installment of the principal of any note issued pursuant to the indenture when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the rights of the noteholders and which default continues for a period of 60 days (or such other number of days specified in the related prospectus supplement) after written notice thereof is given to the trust by the applicable indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes, or for such longer period, not to exceed 90 days (or such other number of days specified in the related prospectus supplement), as may be reasonably necessary to remedy the default, provided that the default is capable of being remedied within 90 days or less;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

•	any other events set forth in the related prospectus supplement.

          The “Controlling Class” of notes of a trust will be its Class A Notes, voting together as a class, as long as they are outstanding. When they have been paid in full, the next most senior class of the trust’s notes, if any, voting together as a class, will become the Controlling Class so long as they are outstanding, and so on.

          The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for that class of notes.

          Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of those notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding at any time before the indenture trustee obtains a judgment or decree for the payment of money by the trust, if each of the following occurs:

•	the issuer has paid or deposited with the indenture trustee enough money to pay:

—	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

—	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel;

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived; and

•	if any other requirement for the rescission of that declaration is specified in the related indenture, that other requirement has been satisfied.

          If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to apply collections on those receivables as if there had been no declaration of acceleration. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

•	the holders of 100% of the notes issued by that trust consent to the sale (excluding notes held by the seller, the master servicer, any subservicer or their affiliates),

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of the sale, or

•	the Event of Default arises from a failure to pay principal or interest, and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of the trust.

          Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

          Unless otherwise specified in the related prospectus supplement, no holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless —

•	that holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in principal amount of the Controlling Class of the trust have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	that holder or those holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days after that notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority in principal amount of the Controlling Class.

          Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

          Each trust will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

•	Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

—	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

—	the entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

—	no event that is, or with notice or lapse of time or both would become, an Event of Default under the indenture shall have occurred and be continuing immediately after the merger or consolidation,

—	the trust has been advised that the rating of the notes and the certificates of the trust then in effect would not be downgraded or withdrawn by the Rating Agencies as a result of the merger or consolidation,

—	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

—	any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

—	if any other condition to the merger or consolidation of the trust with another entity is specified in the related indenture, that condition has been satisfied.

•	Other negative covenants. Each trust will agree, among other things, not to:

—	except as expressly permitted by the applicable principal documents specified in the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

—	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust or its property,

—	dissolve or liquidate in whole or in part,

—	permit the lien of the related indenture to be subordinated or otherwise impaired,

—	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes of the related trust under the related indenture except as may be expressly permitted thereby, or

—	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture.

          No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Trust.” No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of Advances, if applicable, made to it by the master servicer or otherwise in accordance with the related sale and servicing agreement or pooling and servicing agreement, as applicable, or other documents relating to the trust.

          Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

          Indenture Trustee’s Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in that capacity and any action taken by it that materially affects the related notes and that has not been previously reported.

          Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the notes outstanding under the indenture upon the delivery to the related indenture trustee for cancellation of all outstanding notes or, with certain limitations, upon deposit with that indenture trustee of funds sufficient for the payment in full of all outstanding notes.

          Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust but with prior notice to each Rating Agency rating the notes of the related trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision that may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture that will not be inconsistent with other provisions of the indenture provided that the action will not materially adversely affect the interests of the noteholders.

          The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust but with prior notice to each Rating Agency rating the notes of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders (except as provided below) provided that:

•	such action will not materially adversely affect the interest of any noteholder

—	as evidenced by an opinion of counsel, or

—	if so provided in the related indenture, with respect to each Rating Agency, either (i) as evidenced by a letter from the Rating Agency rating the notes of the related trust, to the effect that such action will not cause the then current rating assigned to any class of those notes to be withdrawn or reduced or (ii) the Rating Agency has received notice of such action and, within the period acceptable to such Rating Agency, has not informed the related trust that such action will cause the then current rating assigned to any class of those notes to be withdrawn or reduced; and

•	an opinion of counsel as to certain tax matters is delivered.

          The trust and the applicable indenture trustee may also enter into supplemental indentures, with the consent of the holders of a majority of the outstanding notes of the related trust and with notice to each Rating Agency rating the notes of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders (except as provided below).

          Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default under the indenture and their consequences as provided for in the indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on those notes, the depositor, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the related trust;

•	reduce the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other principal documents specified in the indenture;

•	affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of the calculation);

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any the note of the security afforded by the lien of the indenture.

The Indenture Trustee

          The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for the trust.

DESCRIPTION OF THE RECEIVABLES TRANSFER AND

SERVICING AGREEMENTS

          The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor sells those receivables to a trust and the master servicer services the receivables on behalf of the trust. If the trust is not a grantor trust, the document pursuant to which the depositor sells the receivables to the trust and the master servicer services those receivables for the trust is the sale and servicing agreement and, if the seller is not also the depositor, the document that provides for the sale of receivables by the seller to the depositor is the receivables purchase agreement. For a grantor trust, the document that provides for the transfer and servicing of the receivables is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities that you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

          If so specified in the related prospectus supplement, a servicer may engage one or more subservicers to perform all or some of its servicing obligations pursuant to a subservicing agreement.

Sale and Assignment of Receivables

          Sale and Assignment by the Seller. On or prior to the closing date specified in the prospectus supplement for a trust, the seller will sell and assign to the depositor under a receivables purchase agreement or a pooling and servicing agreement, without recourse, the seller’s entire interest in the receivables, including its security interests in the related financed vehicles.

          Transfer and Assignment by the Depositor. On or prior to the closing date referenced in the immediately preceding paragraph, the depositor will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor’s entire interest in the receivables, including its security interests in the related financed vehicles. Each of those receivables will be identified in a schedule to the related sale and servicing agreement or a pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with that transfer and assignment, execute and deliver the related notes and/or certificates. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the certificates and the notes of a given trust will be applied to the purchase of the related receivables from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the pre-funding account.

          Transfer and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and then to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

          Representations and Warranties. In each receivables purchase agreement, the seller will represent and warrant to the depositor and, in each sale and servicing agreement or pooling and servicing agreement, the depositor will represent and warrant to the applicable trust, among other things, that —

•	the information provided in the schedule of receivables to the related sale and servicing agreement or pooling and servicing agreement is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance covering the related financed vehicle in accordance with the seller’s normal requirements;

•	as of the applicable closing date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

•	as of the applicable closing date or the applicable Subsequent Transfer Date, if any, each receivable is or will be secured by a first perfected security interest in favor of the seller in the related financed vehicle;

•	each receivable, at the time it was originated, complied and, as of the closing date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

          Seller must repurchase the receivables relating to a breach of representation or warranty. Unless otherwise specified in the related prospectus supplement, as of the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the related trust in any receivable, the depositor, unless the breach has been cured, will repurchase that receivable from the trust and the seller will be obligated to repurchase simultaneously that receivable from the depositor. The repurchase price will equal the “Purchase Amount”, which is the unpaid principal balance of that receivable plus accrued interest thereon to the last day of the month of purchase at the annual percentage rate borne by that receivable. Alternatively, if so specified in the related prospectus supplement, the seller or the depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described above, to instead substitute a comparable receivable for the receivable that they are otherwise required to repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation (or, if applicable, the substitution alternative) will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach. The depositor’s obligation to make such purchase or substitution is contingent upon the seller’s performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the depositor.

          Servicing of the receivables. Under each sale and servicing agreement or pooling and servicing agreement, the master servicer will service and administer the receivables held by each trust and will as custodian on behalf of each trust maintain possession of the installment loan agreements and other documents relating to such trust. The master servicer may perform all or any portion of its servicing and custodial obligations through subservicing agreements with third party subservicers. Each sale and servicing agreement or pooling agreement, as applicable, will provide that, notwithstanding the use of subservicers, the master servicer will remain liable for its servicing and custodial duties as if the master servicer serviced the receivables directly.

          To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the possession of the master servicer or subservicer or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the depositor and by the depositor to the trust will be filed, and the depositor’s and the seller’s accounting records and computer systems will be marked to reflect those sales and assignments. Because those receivables will remain in the possession of the master servicer or subservicer and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of those receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables — Security Interests in the Financed Vehicles.”

Accounts

          For each trust, the master servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The master servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the master servicer or the indenture trustee may establish and maintain a note distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of the holders of those notes, into which amounts released from the collection account and any other accounts of the trust for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. The master servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

          If so provided in the related prospectus supplement, the master servicer will establish for each trust an additional payahead account in the name of the related indenture trustee (or, in the case of each trust that does not issue notes, the related trustee), into which, to the extent required by the sale and servicing agreement, early payments by or on behalf of obligors with respect to Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account will initially be maintained with the applicable indenture trustee or, in the case of each trust that does not issue notes, the applicable trustee.

          Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

          For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and that will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the trust. Net investment earnings on funds deposited in the trust accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

          The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.

Servicing Procedures

          The master servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

          Consistent with its normal procedures, the master servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. However, no such arrangement will modify the original due dates or the amount of the scheduled payments, extend the final payment date of any receivable beyond the final scheduled maturity date, as that term is defined with respect to the pool of receivables in the related prospectus supplement or change the contract rate of interest of a receivable. Some of those arrangements may require the master servicer to purchase the receivable while others may, if so specified in the related prospectus supplement, result in the master servicer making Advances with respect to the receivable. The master servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of that receivable beyond the last day of the Collection Period during which the latest maturing receivable matures, as set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of that receivable. If the master servicer determines that eventual payment in full of a receivable is unlikely, the master servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

          The master servicer may from time to time perform all or any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third party subservicers. Each sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that, notwithstanding the use of subservicers, the master servicer will remain liable for its servicing duties and obligations as if the master servicer serviced the receivables directly.

Collections

          With respect to securities of each trust, unless otherwise indicated in the prospectus supplement, so long as Regions Bank is the master servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the master servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date. However, if those conditions are not met, the master servicer will be required to deposit those amounts into the related collection account not later than the second business day after receipt. Notwithstanding the foregoing, a prospectus supplement may specify different requirements for the deposit of collections by the servicer. The master servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the collection account maintained by the master servicer on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, collections may be employed by the master servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the master servicer were unable to remit those funds, you might incur a loss. To the extent set forth in the related prospectus supplement, the master servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the master servicer.

          Collections on a receivable made during a Collection Period that are not late fees, prepayment charges, or certain other similar fees or charges will be applied first to any outstanding Advances made by the master servicer with respect to that receivable and then to the scheduled payment. To the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Advances, if applicable, and the scheduled payment on that Precomputed Receivable, the collections will be applied to prepay the Precomputed Receivable in full. If the collections are insufficient to prepay the Precomputed Receivable in full, they generally will be treated as payaheads until such later Collection Period as those payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the Precomputed Receivable in full.

Advances

          Unless otherwise specified in the related prospectus supplement, the master servicer will not be obligated to make Advances. If the master servicer is obligated to make Advances, it will be entitled to recoup those Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; alternatively, upon the determination that reimbursement from the preceding sources is unlikely, the master servicer will be entitled to recoup its Advances from collections from other receivables of the applicable trust.

Servicing Compensation and Expenses

          Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of that Collection Period. The master servicer will be paid the servicing fee for each Collection Period, together with any portion of the servicing fee that remains unpaid from prior payment dates, on the payment date related to that Collection Period. The servicing fee will be paid out of the available funds for the related Collection Period prior to any distributions on the related payment date to securityholders.

          Unless otherwise specified in the related prospectus supplement, either the master servicer will be responsible for the compensation of any subservicer engaged by it or the fee of the subservicer will be paid out of available funds for the related Collection Period prior to any distributions to the securityholders.

          With respect to any trust, the master servicer may collect and retain, unless otherwise specified in the related prospectus supplement, (i) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables serviced by it and (ii) all or a portion of the net investment income from reinvestment of collections on the receivables serviced by it. In addition, the master servicer will be entitled to reimbursement from that trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the master servicer’s normal practices and procedures.

          The servicing fee is intended to compensate the master servicer for performing the functions of a third party master servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The servicing fee also will compensate the master servicer for administering the related pool of receivables, including making Advances (if so specified in the prospectus supplement), accounting for collections and furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions and generating federal income tax information for the trust and for the related noteholders and certificateholders. The servicing fee also will reimburse the master servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related pool of receivables.

Distributions

          With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

          With respect to each trust, on each payment date, collections on the related receivables will be transferred from the collection account to the note distribution account, if any, and the certificate distribution account for distribution to noteholders, if any, and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions in respect of principal of a class of securities of a given trust will be subordinate to distributions in respect of interest on that class, and distributions in respect of one or more classes of certificates of that trust may be subordinate to payments in respect of notes, if any, of such trust or other classes of certificates of that trust.

          Allocation of Collections on Receivables. On the business day before each payment date, the master servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Payment Enhancement

          Any form of credit or payment enhancement may be limited and may only apply to certain classes of securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due thereon and (2) decrease the likelihood that those securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed under “Summary — Credit or Payment Enhancement.” The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

          The depositor may replace credit or payment enhancement with rating confirmation. If so provided in the related prospectus supplement, the depositor may replace the credit or payment enhancement for any class of securities with another form of credit or payment enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

          Reserve account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the trust or the depositor — or another person if so specified in the related prospectus supplement — on the closing date in the amount set forth in the related prospectus supplement. In addition, if the related trust has a Funding Period, the reserve account will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor, as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

          The depositor may assign rights in reserve account subject to conditions. The depositor may at any time, without consent of the securityholders of a trust, sell, transfer, convey or assign in any manner its rights to and interests in distributions from a reserve account of that trust provided that —

•	the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of securities issued by that trust;

•	the depositor provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

•	such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the depositor.

Net Deposits

          As an administrative convenience and for so long as certain conditions are satisfied (see “Collections” above), the master servicer will be permitted to make the deposit of collections, payments of Purchase Amounts and Advances, if applicable, for any trust for or with respect to the related Collection Period, net of distributions to the master servicer as payment of fees to the master servicer or reimbursement of Advances, if applicable, with respect to that Collection Period. The master servicer may cause to be made a single net transfer from the collection account to the related payahead account, if any, or vice versa. The master servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

Statements to Trustees and Trusts

          Prior to each payment date with respect to securities of each trust, the master servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of that trust described under “Certain Information Regarding the Securities — Reports to Securityholders.”

Evidence as to Compliance

          Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the master servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables, the master servicer’s accounting records and computer files with respect thereto and certain other matters.

          Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the master servicer stating that the master servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The master servicer has agreed to give each trustee and indenture trustee, if any, notice of certain master servicer defaults under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

          Copies of those statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Master Servicer

          Resignation of the Master Servicer. Regions Bank may not resign as the master servicer of the motor vehicle loans held by any trust under any sale and servicing agreement, except:

•	upon a determination that Regions Bank’s performance of its duties as master servicer is no longer permissible under applicable law, or

•	if a successor master servicer is appointed, upon notification by each rating agency then rating any of the securities issued by that trust that the rating assigned to the securities will not be reduced or withdrawn.

          Regions Bank’s resignation will not become effective until the related indenture trustee or a successor master servicer has assumed Regions Bank’s servicing responsibilities and obligations under the sale and servicing agreement. The indenture trustee will not be obligated to act as the successor master servicer unless Regions Bank resigns because the performance of its duties as master servicer is no longer permissible under applicable law.

          Assignment by the Master Servicer. Regions Bank may not transfer or assign all, or a portion of, its rights, obligations and duties as master servicer under any sale and servicing agreement except pursuant to subservicing agreements with third party subservicers as described herein or in connection with a merger or consolidation of Regions Bank, unless:

•	the transfer or assignment will not result in a reduction or withdrawal by any rating agency then rating any of the securities issued by the related trust of the rating then assigned to the securities and the indenture trustee and the related trustee have consented to the transfer or assignment or

•	consent is obtained from the indenture trustee, the related trustee and holders of securities evidencing not less than a majority of the voting interest.

          Regions Bank cannot effect a transfer or assignment of all of its rights, obligations and duties as master servicer under a sale and servicing agreement until a successor master servicer has assumed those rights, obligations and duties.

          Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under that sale and servicing agreement or pooling and servicing agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the master servicer’s servicing responsibilities under that sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The master servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the master servicer, and the master servicer will not be entitled to be reimbursed therefor.

          Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the master servicer, will be the successor of the master servicer under that sale and servicing agreement or pooling and servicing agreement.

Events of Servicing Termination

          “Events of Servicing Termination” under each sale and servicing agreement or pooling and servicing agreement will consist of:

•	any failure by the master servicer to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days (or such other number of business days specified in the related prospectus supplement) after written notice from the trustee or indenture trustee is received by the master servicer or after discovery by an officer of the master servicer;

•	any failure by the master servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days (or such other number of days specified in the related prospectus supplement) after the giving of written notice of that failure (A) to the master servicer or the depositor, as the case may be, by the trustee or the indenture trustee or (B) to the master servicer and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the Controlling Class (or, if the trust has issued notes and its notes are no longer outstanding, holders of not less than 25% by aggregate certificate balance of the certificates);

•	unless otherwise specified in the prospectus supplement, the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

•	such other events, if any, set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

          As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may terminate all the rights and obligations of the master servicer under that sale and servicing agreement or pooling and servicing agreement. Notwithstanding the foregoing, a prospectus supplement may specify different requirements as to which securityholders may terminate the rights and obligations of the master servicer. Upon such termination, the related indenture trustee or trustee or a successor master servicer appointed by that indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under that sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

          If, however, a conservator, receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than that appointment has occurred, that conservator, receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, or is unwilling so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such indenture trustee or trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under that sale and servicing agreement or pooling and servicing agreement.

Waiver of Past Events of Servicing Termination

          The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement or pooling and servicing agreement. No such waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Amendment

          The parties to each of the Receivables Transfer and Servicing Agreements may amend any of those agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements or modify the rights of those securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel to that effect or (ii) notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency together with an officer’s certificate of the master servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the master servicer, the depositor, the related trustee and any related indenture trustee with the consent of the holders of any notes of the related trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of that trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.

Limitations on Commencement of Voluntary Bankruptcy Proceeding by Trustee

          Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders of such trust and the delivery to such trustee by each such certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Payment of Notes

          Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the related series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement.

Termination

          With respect to each trust, the obligations of the master servicer, the seller, the depositor, the related trustee and the related indenture trustee, if any, under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders, if any, and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

          In order to avoid excessive administrative expense, the master servicer or another person specified in the related prospectus supplement will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the lesser of the fair market value of such receivables and the aggregate of the Purchase Amounts thereof as of the end of that Collection Period, after giving effect to the receipt of any monies collected on the receivable. However, the master servicer or other person specified in the related prospectus supplement will not be entitled to exercise such purchase option if such purchase is not sufficient to pay the principal of and interest on the outstanding securities in full.

          If the repurchase option described in the preceding paragraph is not exercised, then if and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids in an auction format for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the related prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

          As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

List of Certificateholders

          With respect to the certificates of any trust, three or more holders of the certificates of that trust or one or more holders of the certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

Administration Agreement

          If so specified in the related prospectus supplement, Regions Bank or another party identified in that prospectus supplement will enter into an administration agreement with each trust that issues notes and the related indenture trustee. To the extent provided in the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related to the performance of that agreement, the administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related prospectus supplement.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

General

          The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the master servicer and the seller will take such action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the receivables for new value in the ordinary course of its business, without actual knowledge of the trust’s interest, and takes possession of the receivables, that purchaser would acquire an interest in the receivables superior to the interest of the trust.

Security Interest in the Receivables

          The receivables will be treated by each trust as “tangible chattel paper” or, in the case of certain of the receivables if so specified in the related prospectus supplement, as “electronic chattel paper,” in each case as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust’s ownership interest in its receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Alabama and other states deemed advisable by the seller to give notice of the depositor’s and the trust’s ownership of the receivables and their proceeds and the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware and any other States deemed advisable by the depositor to give notice of the trust’s ownership of its receivables and their proceeds. Under each sale and servicing agreement or pooling and servicing agreement, the master servicer will be obligated to maintain the perfection of each trust’s ownership interest, and any related indenture trustee’s security interest, in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of that purchaser’s business has priority over a security interest in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if that purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables for non-tax purposes from a review of the documents evidencing the receivables since they would not be marked to show such sale.

Security Interests in the Financed Vehicles

          The receivables consist of retail installment sales contracts, retail installment loans, purchase money notes or other notes made pursuant to contracts with obligors for the purchase of automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles. As such, the receivables constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

          Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on that vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the seller or its designee will continue to service the receivables, the obligors on the receivables will not be notified of the transfers from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

          Pursuant to each receivables purchase agreement, the seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by the seller to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement or pooling and servicing agreement, the depositor will assign its interests in the financed vehicles securing the related receivables to that trust. However, because of the administrative burden and expense, none of the seller, the depositor, the master servicer or the related trustee will amend any certificate of title to identify either the depositor or the applicable trust as the new secured party on such certificate of title relating to a financed vehicle nor will any such entity execute and file any transfer instrument. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller’s rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller’s security interest in the financed vehicles and the transfer to the trust of the depositor’s security interest in the financed vehicles will be filed. In addition, the master servicer or the custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trustee pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable.

          In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of the seller’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the seller’s representations and warranties under the receivables purchase agreement and the depositor’s representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the seller would be required to repurchase the related receivable from the trust.

          Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the master servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the master servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the master servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

          Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The seller will represent and warrant in the receivables purchase agreement to the depositor, who will in turn assign its rights under that representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that, as of the closing date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the closing date would not give rise to the seller’s repurchase obligation.

Enforcement of Security Interests in Vehicles

          The master servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

          The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Matters Relating to Conservatorship and Receivership

          Regions Bank is chartered as an Alabama state bank and is subject to regulation and supervision by, among others, the Alabama Superintendent of Banks. The rights of creditors of a failed Alabama state bank are determined in accordance with the applicable provisions of Alabama law and applicable federal law. If the Alabama Superintendent concludes that an Alabama state bank is in an unsound or unsafe condition to transact business, or certain other circumstances occur, the Alabama Superintendent, at the direction of the Alabama Banking Board, is authorized to take possession of the property and business of such bank and retain such possession until such bank shall resume business or a receiver is appointed. Once the Alabama Superintendent has taken possession of the bank, he may appoint a receiver to liquidate and distribute its assets. Upon the appointment of a receiver to liquidate a bank, the possession of and title to all assets, business and property of such bank vests in the receiver. The receiver may be the FDIC or any other agency or corporation created by the United States to act in such capacity or any person selected by the Alabama Superintendent.

          The FDIC, however, has broad discretion and authority to appoint itself conservator or receiver of any insured state-chartered depository institution, even if the state has appointed another person as receiver. The FDIC may appoint itself as conservator or receiver for Regions Bank if the FDIC determines that one or more of certain conditions exist, such as, but not limited to, Regions Bank’s assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence or likelihood of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitaliza-

tion of Regions Bank. The FDIC would likely exercise its right to act as receiver under the broad authority discussed above in order to protect its interests as the insurer of insured deposit accounts.

          Regions Bank intends that each transfer of receivables by it to the depositor will constitute a sale of all of its right, title and interest in and to the receivables to the depositor. If Regions Bank were to become insolvent, the FDIC, if appointed as receiver or conservator of Regions Bank, might take the position that the transfer of receivables did not constitute a “sale,” but rather was a “loan” or other contractual obligation of Regions Bank to the depositor secured by the receivables. If this recharacterization were upheld, the depositor and, as a consequence, the applicable trust would be creditors of Regions Bank. Pursuant to the purchase agreement, Regions Bank will grant the depositor a security interest in the receivables and will take certain actions so that if the depositor were held to be a creditor of Regions Bank, it will have a perfected security interest in the receivables as security for any constructive “loan” or other contractual obligation to Regions Bank. This security interest granted to the depositor will, in turn, be assigned by the depositor to the related trust and by the related trust to the indenture trustee.

          Under the FDIA, as amended by FIRREA, the FDIC, as conservator or receiver of Regions Bank, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. To the extent that:

•	Regions Bank granted a security interest in the receivables to the depositor that was assigned to the issuer and then to the indenture trustee;

•	the security interest is a first priority security interest and was validly perfected before Regions Bank’s insolvency;

•	the security interest was not taken or granted in contemplation of Regions Bank’s insolvency or with the intent to hinder, delay or defraud Regions Bank’s creditors;

•	the purchase agreement between Regions Bank and the depositor is continuously a record of Regions Bank;

•	the agreement represents a bona fide and arm’s length transaction undertaken for adequate consideration in the ordinary course of business; and

•	the indenture trustee is the secured party and is not an insider or affiliate of Regions Bank,

such valid perfected security interest of the indenture trustee would be enforceable (to the extent of the issuer’s “actual direct compensatory damages”) notwithstanding the insolvency of Regions Bank and the subsequent repudiation or disaffirmation of the purchase agreement by the FDIC as conservator or receiver of Regions Bank. Accordingly, payments to the related trust with respect to the receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of Regions Bank. If, however, the FDIC were to require the indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC were to request a stay of proceedings with respect to Regions Bank as provided under FIRREA, delays in payments on the securities and possible reductions in the amount of those payments could occur.

          The FDIA does not define “actual direct compensatory damages.” The staff of the FDIC takes the position that such damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC’s interpretation, noteholders would receive interest only through the date on which the FDIC is appointed conservator or receiver of Regions Bank. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as conservator or receiver, noteholders may not receive the full amount of interest owing to them. In addition, there is one reported federal district court decision that construes the term “actual direct compensatory damages.” This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of the bonds as of the date of repudiation. Under neither interpretation, however, would investors be compensated for the period between the appointment of the receiver and the date of repudiation.

          Effective from September 11, 2000, the FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation” (the “Rule”). According to the FDIC, the Rule does not represent a change in the law with respect to securitizations. If Regions Bank’s transfer of receivables satisfies the requirements of the Rule then, not withstanding the FDIC’s rights described above, the FDIC would not seek to reclaim, recover or recharacterize the receivables as property of Regions Bank or of Regions Bank’s receivership. Regions Bank believes that the transfers of the receivables will comply in all material respects with the Rule’s requirements. Those requirements include, among other things, that:

•	Regions Bank will receive adequate consideration for the transfer of the receivables;

•	the transfer will meet all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition;

•	Regions Bank will not, as of the date of transfer of the receivables, be insolvent or on the verge of insolvency and will not be rendered insolvent or on the verge of insolvency by reason thereof;

•	the transfer will not be made in contemplation of insolvency;

•	the transfer will be made in good faith and without the intent to hinder, delay or defraud Regions Bank’s creditors; and

•	the transfer will not otherwise be a fraudulent transfer under applicable law.

          Nevertheless,

•	the FDIC, as conservator or receiver of Regions Bank, still retains the right (i) to enforce the Basic Documents notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) to disaffirm or repudiate any Basic Documents that impose continuing obligations or duties on Regions Bank in conservatorship or receivership;

•	there is a statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver of Regions Bank;

•	the FDIC, as conservator or receiver of Regions Bank, still retains the right to obtain a stay, for a period of up to 90 days, in any judicial action or proceeding to which Regions Bank is a party; and

•	the FDIC, as conservator or receiver for Regions Bank, still retains the right to require the indenture trustee or the owner trustee, as the case may be, to establish its right to the receivables by submitting to and completing the claims procedure established by FIRREA.

          In addition, while Regions Bank is the master servicer, cash collections held by the master servicer may, subject to certain conditions, be commingled and used for the benefit of the master servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the master servicer or, in certain circumstances, the lapse of certain time periods, the related trust may not have a perfected interest in such collections and, in such event, the related trust may suffer a loss of all or part of such collections which may result in a loss to securityholders.

          A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding period, and to repudiate any servicing obligations of Regions Bank. In addition, in the event of a master servicer termination event relating to the insolvency of the master servicer, if no master servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the master servicer may have the power to prevent the appointment of a successor master servicer.

          Alabama law provides that a receiver of an Alabama state bank must assume or reject an executory contract within sixty days after appointment. Alabama statutes governing bank receivership do not expressly limit the amount of damages which may be claimed by or awarded to a party arising out of a claim against an Alabama state bank in receivership, whether the claim arises from repudiation or otherwise, and contains no provision which expressly allows or authorizes the receiver of an Alabama state bank to override or void a perfected security interest in the assets of the failed bank.

Certain Bankruptcy Considerations Regarding the Depositor

          The depositor will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the depositor to the trust constitutes a sale for non-tax purposes, rather than a pledge of the receivables to secure indebtedness of the depositor. However, if the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the depositor, as debtor-in-possession, may argue that the sale of the receivables by the depositor was a pledge of the receivables rather than a sale for non-tax purposes. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

Consumer Protection Laws

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

          The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

          Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

          If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase such receivable unless the breach were cured.

          Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

          In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

          Under each receivables purchase agreement, the seller will warrant to the depositor, which will in turn assign its rights under that warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against that trust for violation of any law and that claim materially and adversely affects that trust’s interest in a receivable, such violation would constitute a breach of the warranties of the seller under that receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

Other Matters

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Federal Tax Counsel to each trust. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the

“Code”), the regulations promulgated thereunder, including, where applicable, final, temporary and proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. No ruling on any of the issues discussed below will be sought from the IRS. As a result, the IRS may disagree with all or a part of the discussion below.

          The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, or persons holding notes or certificates as part of a straddle or conversion transaction. This summary relates to investors who will hold securities as “capital assets”, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

          If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A securityholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.

          The federal income tax consequences to holders of securities will vary depending on whether:

          (1)      the securities of a series are classified as indebtedness;

          (2)      an election is made to treat the trust relating to a particular series of securities as a FASIT under the Code;

(3)	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

(4)	the trust relating to a particular series of certificates is treated as a partnership.

          Federal Tax Counsel will deliver an opinion with respect to each related trust that, for U.S. federal income tax purposes:

•	securities issued by such trust as notes will be treated as indebtedness;

•	securities issued by such trust as certificates will be treated as one of the following, as specified in the related prospectus supplement:

—	indebtedness;

—	ownership interests in the related trust fund or in its assets; or

—	“FASIT regular securities” or “FASIT ownership securities;” and

•	each trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

The latter treatment would occur in the event that a FASIT election is made with respect to the trust, as described below under “— FASIT Provisions”. Each prospectus supplement will specify which of these treatments applies to the securities being issued. Federal Tax Counsel is of the opinion that “FASIT regular securities” will generally be treated as indebtedness issued by the applicable FASIT.

          In all cases, each trust fund will be structured to not be subject to an entity level tax, and Federal Tax Counsel will deliver an opinion with respect to each related trust that such trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

          The prospectus supplement for each series of securities will specify how the securities will be treated for U.S. federal income tax purposes.

Trusts Characterized as a Partnership

Tax Characterization of the Trust as a Partnership

          Federal Tax Counsel will render an opinion that a trust characterized as a partnership will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

          If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust.

         Tax Consequences to Holders of the Notes

          Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. If the notes are structured as indebtedness secured by the assets of the trust, Federal Tax Counsel will render an opinion that the notes will be treated as debt for U.S. federal income tax purposes at the time those notes are issued.

          OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e.,  1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to such notes will be provided in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s ordinary method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from its issue date (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note generally will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

          Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other foreign person generally will be considered “portfolio interest”, and generally will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a “10 percent shareholder” of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust or the seller is a “related person” within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address. A foreign partnership holding securities on its own behalf may be subject to increased certification requirements. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person’s conduct of a trade or business in the U.S. If the interest, gain or income on a note held by a Foreign Holder is effectively connected with the conduct of a trade or business in the United States by the Foreign Holder, such noteholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Internal Revenue Code of 1986 for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

          A Foreign Holder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

          Any gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the U.S. for 183 days or more in the taxable year and does not otherwise have a “tax home” within the U.S.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or foreign person who provides certification as to status as a foreign person) will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could be “unrelated business taxable income”, income to foreign holders generally would be subject to U.S. income tax and U.S. income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

         Tax Consequences to Holders of the Certificates

          Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from any reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional federal income tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (in this case, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

(i)	the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

(ii)	any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(iii)	any prepayment premiums payable to the certificateholders for such month; and

(iv)	any other amounts of income payable to the certificateholders for such month, including net receipts of any interest rate swaps.

          Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See “Allocations Between Transferors and Transferees” below.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

          An individual taxpayer’s share of expenses of the trust (including fees to the master servicer and net payments in respect of any interest rate swaps but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

          The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the applicable seller will represent that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis but might be required to recompute it on a receivable-by-receivable basis.)

          If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

          Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder’s adjusted tax basis in the certificates immediately before the distribution.

          Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The trust’s taxable year would also terminate as a result of a constructive termination and, if the certificateholder was on a different taxable year than the trust, the termination could result in the bunching of more than twelve months of the trust’s income or loss in the certificateholder’s income tax return for the year in which the trust was deemed to terminate.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the trust will be the calendar year unless the trust is otherwise required to use a different tax year for tax reporting purposes. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the U.S. for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the U.S. for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their U.S. domestic counterparts in the case of foreign corporations, partnerships, trusts and estates, and nonresident alien individuals, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships may be subject to increased certification requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest”. As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Trusts in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

         Tax Characterization of the Trust

          Federal Tax Counsel will render an opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

          Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Assuming such characterization of the notes, the federal income tax consequences to noteholders described above under the heading “Trusts For Which a Partnership Election is Made — Tax Consequences to Holders of the Notes” would apply to the noteholders.

          If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income”, income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under “Trusts For Which a Partnership Election is Made — Tax Consequences to Holders of the Certificates” would apply to the holders of such notes.

Trusts Treated as Grantor Trusts

         Tax Characterization of the Trust as a Grantor Trust

          If a partnership election is not made, then the depositor will have structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, in which case, Federal Tax Counsel will deliver an opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for U.S. federal income tax purposes, and the certificates will be treated as representing ownership interests in the related trust assets and at the time those certificates are issued, special counsel to the depositor will deliver an opinion generally to that effect. The certificates issued by a trust that is treated as a grantor trust are referred to in this section as “Grantor Trust Certificates” and the owners of Grantor Trust Certificates are referred to as “Grantor Trust Certificateholders”.

          Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, net receipts in respect of any interest rate swaps, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Section 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, net payments in respect of any interest rate swaps, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the “stripped bond” rules of the Code discussed below.

          Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under the Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See “Original Issue Discount on Stripped Bonds”. The original issue discount on a Grantor Trust Certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than “qualified stated interest”, if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee’s tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

          Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to “original issue discount” (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder’s interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the “adjusted issue price” of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the “adjusted issue price” of a stripped bond at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

          With respect to stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

          Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a “market discount”. Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

          A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

          If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          On December 30, 1997 the IRS issued final regulations — the Amortizable Bond Premium Regulations — dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See “— Premium”. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

          Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the OID included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

          Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

          Foreign Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

          Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

FASIT Provisions

          The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code — the FASIT provisions — which provide for a new type of entity for U.S. federal income tax purposes known as a “financial asset securitization investment trust” or “FASIT”. Federal tax counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the trust agreement (including the making of a timely FASIT election) and related documents. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the trust or the holders of FASIT regular interests (such holders, “FASIT Regular Noteholders”). In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to U.S. federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for U.S. federal income tax purposes.

          Qualification as a FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the “regular interests” and the certificate issued by the trust (the “FASIT Ownership Security”) will constitute the “ownership interest”, respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT’s assets and (b) the nature of the noteholders’ interests in the FASIT are met on a continuing basis and (iii) the trust is not a regulated investment company as defined in section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a “FASIT Trust”) depends on the trust’s ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

          Asset Composition. In order for the trust to be eligible for FASIT status, substantially all of the assets of the trust must consist of “permitted assets” as of the close of the third month beginning after the closing date and at all times thereafter (the “FASIT Qualification Test”). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code (“REMIC”) (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate or a qualifying interest-only (“IO”) type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT’s risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT’s ownership interest or by any person related to such holder.

          Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

          A FASIT interest generally qualifies as a FASIT regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than 30 years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

          If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a “High-Yield Interest”. In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax (“Eligible Corporations”), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

          Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the “Commissioner”) may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

          Consequences of the Failure of the Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure of the FASIT Trust to comply inadvertent and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner’s approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the “New Arrangement”) is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement’s assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Note outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Notes are treated as exchanging their notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Note increased by any gain recognized on the exchange.

          Tax Treatment of FASIT Regular Notes. Payments received by Holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the Holder and a principal payment on such note will be treated as a return of capital to the extent that the

Holder’s basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for notes. See “Material Federal Income Tax Consequences — Trusts for which a Partnership Election is Made — Tax Consequences to Holders of the Notes,” above.

          If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for notes. See “Material Federal Income Tax Consequences — Trusts for which a Partnership Election is Made — Tax Consequences to Holders of the Notes — Sale or Other Disposition”. In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

          Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT’s assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See “Material Federal Income Tax Consequences — FASIT Provisions — Interests in a FASIT”.

          Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities’ value under present law or the securities’ value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

          The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any “prohibited transactions”. Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

          Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of notes would be subject. See “Material Federal Income Tax Consequences — Trusts for which a Partnership Election is Made — Foreign Holders” and “— Backup Withholding”. For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of notes.

          Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a “conduit debtor” pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the foreign person FASIT Regular Noteholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the U.S. branch of a foreign person and the foreign person Regular Noteholder is (1) a “10 percent shareholder” of the debtor, (2) a “controlled foreign corporation” and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

STATE TAX MATTERS

          Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax considerations for them of purchasing, holding and disposing of notes or certificates.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

          Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified person” under the Code with respect to the plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws that impose similar requirements. We refer to these plans subject to ERISA, Section 4975, or any law imposing similar requirements as “Plans”. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

          Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example:

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include Plan assets.

          ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

          Pursuant to Department of Labor Regulation §2510.3-101 — the Plan Assets Regulation —, in general when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” is not “significant”. In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and has no substantial equity features. For this purpose, the Plan Assets Regulation specifically identifies beneficial interests in a trust as equity interests. While the Department of Labor has provided little guidance with respect to whether an instrument is treated as indebtedness under applicable local law or has substantial equity features, the preamble to the proposed Plan Assets Regulation indicated that, while the question whether a plan’s interest is an equity interest is an inherently factual one, an instrument will not fail to be a debt instrument merely because it has certain equity features, such as additional variable interest and conversion rights, that are incidental to the primary fixed obligation. A “publicly-offered security” is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer’s fiscal year in which the offering occurred. Equity participation by benefit plan investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% percent or more of the value of any class of equity interest in the entity is held by benefit plan investors. In calculating this percentage, the value of any equity interest held by a person, other than a benefit plan investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. “Benefit Plan Investors” include Plans, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if 25% or more of any class of certificates are acquired by benefit plan investors. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

          As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are “publicly-offered securities” or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

•	a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed “plan assets” for purposes of ERISA), or

•	an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be “plan assets” and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of

ERISA and the Code or any similar federal, state or local law or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

          Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Each Plan that acquires a note or an interest in a note shall be deemed to represent, by its acceptance of the note or interest, that its acquisition and holding of the note satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60; PTCE 91-38; PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of Similar Law. However, the notes may not be purchased with the assets of a Plan if the depositor, the seller, an underwriter, the indenture trustee, the trustee or any of their affiliates

•	has investment or administrative discretion with respect to those Plan assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an agreement or understanding that such advice

—	will serve as a primary basis for investment decisions with respect to those Plan assets and

—	will be based on the particular investment needs for that Plan; or

•	is an employer maintaining or contributing to that Plan.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

          A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates Issued by Trusts

          Unless otherwise specified in the related prospectus supplement, the certificates offered by this prospectus and the related prospectus supplement may be purchased by a Plan.

          The United States Department of Labor has granted to the lead underwriter named in the prospectus supplement an Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that certain conditions (some of which are described below) are met.

          Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

(1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings;

(3) The trustee is not an affiliate of any other member of the Restricted Group other than an underwriter;

(4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer’s services under the applicable agreement and reimbursement of the master servicer’s reasonable expenses in connection therewith; and

(5) The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

          The Exemption extends exemptive relief to certain mortgage-backed and asset backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The Exemption generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all those obligations be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain requirements.

          The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

(i)	in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which Plans invest and at least 50% of the aggregate interests in the trust are acquired by persons independent of the Restricted Group,

(ii)	such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust,

(iii)	the Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, and

(iv)	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by any member of the Restricted Group with respect to the related series.

          The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

          Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

          The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the Department of Labor issued general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. The general account regulations provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Generally, the general account regulations do not exempt the assets of insurance company general accounts from treatment as “plan assets” after December 31, 1998. The general account regulations should not adversely affect the applicability of PTCE 95-60. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

PLAN OF DISTRIBUTION

          The depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

          Each prospectus supplement will either —

•	set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

•	specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

          After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

          This prospectus, together with the related prospectus supplement, may be used by Morgan Keegan & Company, Inc., an affiliate of Regions Bank and Regions Acceptance LLC, in connection with offers and sales related to market making transactions in the securities in which Morgan Keegan & Company, Inc. acts a principal. Morgan Keegan & Company, Inc. may also act as agent in those transactions. Sales in those transactions will be made at prices related to the prevailing prices at the time of sale.

          The depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

          Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the seller.

          Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

          The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

          The underwriters may make a market in the securities, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

Other Placements of Securities

          To the extent set forth in the related prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

          The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities.

          Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL OPINIONS

          Certain legal matters relating to the securities of any trust will be passed upon for the trust and the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain matters of Delaware law relating to any trust will be passed upon for the trust and the depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Material federal income tax matters will be passed upon for each trust by Sidley Austin Brown & Wood LLP.

GLOSSARY OF TERMS FOR THE PROSPECTUS

          Set forth below is a list of the defined terms used in this prospectus, which are also used in the prospectus supplement.

          “Additional Obligations” means, with respect to the Exemption, all Obligations transferred to a trust after its closing date.

          “Advance” means an advance made by the master servicer in respect of a payment deficiency on a receivable.

          “administrator” means the person named administrator in the related prospectus supplement, in such person’s capacity as administrator of the trust under an administration agreement.

          “Amortizable Bond Premium Regulations” means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

          “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA), including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.

          “Book-Entry Securities” means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

          “certificate balance” means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

          “Clearstream” means Clearstream Banking, société anonyme, a professional depository under the laws of Luxembourg.

          “closing date” means that date specified as such in the prospectus supplement on which the trust issues its securities.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Collection Period” means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

          “Controlling Class” means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

          “cut-off date” means the date specified as such in the applicable prospectus supplement.

          “daily portion” is computed as specified under “Material Federal Income Tax Consequences — Trusts Treated as a Grantor Trust — Stripped Bonds and Stripped Coupons — Original Issue Discount.”

          “defaulted receivable” means a receivable upon which there is deemed to have been a default in payment by the related obligor, as determined according to criteria established by the master servicer.

          “Definitive Certificates” means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

          “Definitive Notes” means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

          “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

          “DOL” means the United States Department of Labor.

          “DTC” means The Depository Trust Company and any successor depository selected by the trust.

          “Eligible Corporation” means, with respect to FASITs, a domestic C corporation that is fully subject to corporate income tax.

          “Eligible Deposit Account” means either —

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment-grade.

          “Eligible Institution” means —

•	the corporate trust department of the indenture trustee or the related trustee, as applicable; or

•	a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

          “Events of Default” under the related indenture will consist of the events specified under “Description of the Notes — The Indenture” in this prospectus.

          “Events of Servicing Termination” under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements — Events of Servicing Termination” in this prospectus.

          “Exemption” means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under “Employee Benefit Plan Considerations.”

          “FASIT” means a financial asset securitization investment trust.

          “FASIT provisions” means sections 860H through 860L of the Code.

          “FASIT Qualification Test” is the requirement for FASIT status eligibility that substantially all of the assets of the trust must consist of “permitted assets” as of the close of the third month beginning after the closing date and at all times thereafter.

          “FASIT Regular Noteholders” means holders of FASIT regular interests.

          “Federal Tax Counsel” means Sidley Austin Brown & Wood LLP, as federal tax counsel to each trust.

          “Foreign Person” means a nonresident alien, foreign corporation or other person other than a U.S. person.

          “Funding Period” the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

          “Grantor Trust Certificateholders” means owners of certificates issued by a trust that is treated as a grantor trust.

          “Grantor Trust Certificates” means certificates issued by a trust that is treated as a grantor trust.

          “indenture” means the indenture by and between the Trust, as issuer of the notes, and the indenture trustee, identified in the prospectus supplement.

          “IO” means interest-only.

          “IRS” means the Internal Revenue Service.

          “Liquidation Proceeds” means all proceeds of the liquidation of a defaulted receivable, net of expenses incurred by the master servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

          “master servicer” means, with respect to any trust, Regions Bank, acting in its capacity as master servicer of the related receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

          “Motor Vehicle Loans” means retail installment sales contracts, retail installment loans, purchase money notes or other notes secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles.

          “Obligations” means, with respect to the Exemption, mortgage loans or other secured receivables.

          “OID” means original issue discount.

          “OID regulations” means those Treasury regulations relating to OID.

          “payment date” means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

          “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

•	investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

•	any other investment acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

          “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

          “pooling and servicing agreement” means the pooling and servicing agreement among the depositor, the seller, the master servicer and the trustee identified in the prospectus supplement.

          “Precomputed Receivable” means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to  1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

          “Pre-Funded Amount” means the amount on deposit in the Pre-Funding Account on the applicable closing date.

          “Pre-Funding Limit” means, with respect to the Exemption, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered.

          “Pre-Funding Period” means, with respect to the Exemption, a 90-day or three-month period following the closing date during which, subject to certain conditions, Additional Obligations may be transferred to the trust.

          “PTCE” means a Prohibited Transaction Class Exemption under ERISA.

          “Purchase Amount” means a price at which the seller, the depositor or the master servicer must purchase a receivable from a trust, equal to the unpaid principal balance of that receivable plus accrued interest thereon to the last day of the month of purchase at the annual percentage rate borne by that receivable.

          “Rating Agency” means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

          “receivables purchase agreement” means the receivables purchase agreement by and between the seller and the depositor, as purchaser.

          “Receivables Transfer and Servicing Agreements” means, collectively, (i) each receivables purchase agreement under which the depositor will purchase the receivables from the seller, each sale and servicing agreement under which the trust will purchase receivables from the depositor and the master servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the administrator will undertake certain administrative duties or, (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

          “Record Date” means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

          “REMIC” means a Real Estate Mortgage Investment Conduit as defined in section 860D of the Code.

          “Restricted Group” means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

          “sale and servicing agreement” means the sale and servicing agreement by and among the seller, the depositor, the master servicer and the related trust.

          “SEC” means the Securities and Exchange Commission.

          “Section 1286 Treasury Regulations” means Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

          “seller” means, with respect to any trust, Regions Bank, as seller of the related receivables to the depositor.

          “Senior Certificates” means the nonsubordinated certificates issued by a trust.

          “Similar Law” means federal, state or local laws that impose requirements similar to ERISA or the Code.

          “Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under a Precomputed Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

          “Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

          “Subsequent Receivables” means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

          “Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

          “tax code” means the Internal Revenue Code of 1986, as amended.

          “trustee” means the trustee of the trust identified in the related prospectus supplement.

          “trust agreement” means the trust agreement by and between the trustee and Regions Bank, as depositor, identified in the related prospectus supplement.

          “U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

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$800,000,000

Regions Auto Receivables Trust 2002-1

Issuer

Regions Acceptance LLC

Depositor

Regions Bank

Seller and Master Servicer

PROSPECTUS SUPPLEMENT

Class A Notes

Merrill Lynch & Co.	Morgan Keegan & Company, Inc.

Bear, Stearns & Co. Inc.

Class B Notes and Class C Notes

Merrill Lynch & Co.	Morgan Keegan & Company, Inc.

You should rely only on the information provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus or this prospectus supplement is accurate on any date other than the dates stated on the respective covers.

We are not offering the notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until February 19, 2003 (90 days after the date of this prospectus supplement).

November 21, 2002